                                                                    EXHIBIT 2.13

                         [BAKER & MCKENZIE LETTERHEAD]


                         INTERNET COMPANY OF NEW ZEALAND

--------------------------------------------------------------------------------


                        SHARE SALE AND PURCHASE AGREEMENT


                                      AMONG


                        ASIA ONLINE - NEW ZEALAND LIMITED

                                       AND


                                 RONALD WOODROW



                                   ----------


--------------------------------------------------------------------------------

                         [BAKER & MC.KENZIE LETTERHEAD]


                                TABLE OF CONTENTS


Clauses and Headings                                                                                      Page
--------------------                                                                                      ----
1.       Agreement to Sell and Purchase the Shares...........................................................1
         1.1      Sale and Purchase of Shares from the Vendor................................................1
         1.2      Purchase Price of Sale Shares..............................................................1
         1.3      Closing....................................................................................1
         1.4      Meetings of directors......................................................................3
2A.      Retention from Purchase Price.......................................................................4
2.       Representations and Warranties of the Vendor........................................................5
         2.1      Organization; Good Standing and Qualification..............................................5
         2.2      Certificate of Incorporation and Records...................................................6
         2.3      Capitalization.............................................................................6
         2.4      No Conflict................................................................................7
         2.5      Proprietary Rights; Proprietary Information and Inventions Agreement.......................8
         2.6      Actions Pending............................................................................9
         2.7      Offering Valid.............................................................................9
         2.8      Financial Position.........................................................................9
         2.9      Title to Assets...........................................................................12
         2.10     Bank Accounts.............................................................................13
         2.11     Receivables...............................................................................14
         2.12     Equipment, Etc............................................................................14
         2.13     Real Property.............................................................................15
         2.14     Proprietary Assets........................................................................15
         2.15     Year 2000.................................................................................15
         2.16     Contracts.................................................................................15
         2.17     Liabilities...............................................................................17
         2.18     Compliance with Legal Requirements........................................................18
         2.19     Governmental Authorizations...............................................................19
         2.20     Governmental Action.......................................................................20
         2.21     Tax Matters...............................................................................20
         2.22     Employee and Labor Matters................................................................23
         2.23     Sale of Products; Performance of Services.................................................24
         2.24     Insurance.................................................................................25
         2.25     Related Party Transactions................................................................26
         2.26     Certain Payments, Etc.....................................................................27
         2.27     Proceedings...............................................................................27
         2.28     Brokers...................................................................................28
         2.29     The Vendor................................................................................28

                         [BAKER & MCKENZIE LETTERHEAD]


         2.30     Full Disclosure...........................................................................29
         2.31     Insolvency Events.........................................................................29
         2.32     US Securities Laws Representations and Undertakings.......................................31
         2.33     Restricted Securities.....................................................................32
3.       Representations and Warranties of Purchaser........................................................32
         3.1      Acquisition of Shares.....................................................................32
         3.2      Authority; Binding Nature of Agreement....................................................32
4.       Pre-Closing Covenants of the Vendor................................................................33
         4.1      Access and Investigation..................................................................33
         4.2      Operation of Business.....................................................................33
         4.3      Filings and Consents......................................................................35
         4.4      Notification..............................................................................36
         4.5      Payment of Indebtedness by Related Parties................................................36
         4.6      No Negotiation............................................................................36
         4.7      Best Efforts..............................................................................37
         4.8      Confidentiality...........................................................................37
5.       Conditions Precedent to Purchaser's Obligation to Close............................................37
         5.1      Satisfactory Completion of Pre-Acquisition Review.........................................37
         5.2      Accuracy of Representations...............................................................38
         5.3      Performance of Obligations................................................................38
         5.4      Consents..................................................................................38
         5.5      No Adverse Change.........................................................................38
         5.6      Additional Documents......................................................................38
         5.7      No Proceedings............................................................................39
         5.8      No Claim Regarding Stock Ownership or Sale Proceeds.......................................39
         5.9      No Prohibition............................................................................39
         5.10     OIC Consent...............................................................................39
6.       Conditions Precedent to the Vendor's Obligations to Close..........................................39
         6.1      Accuracy of Representations...............................................................39
         6.2      Purchaser's Performance...................................................................39
         6.3      No Injunction.............................................................................40
7.       Termination........................................................................................40
         7.1      Termination Events........................................................................40
         7.2      Termination Procedures....................................................................41
         7.3      Effect of Termination.....................................................................41
         7.4      Non-exclusivity of Termination Rights.....................................................41
8.       Further Provisions Regarding Warranties............................................................41
         8.1      Survival of Representation and Covenants..................................................41
         8.2      Application of Vendor's Warranties........................................................42
         8.3      Right of termination......................................................................42
         8.4      Indemnity.................................................................................42
         8.5      Notice of potential claim.................................................................43
         8.6      Notice of claim...........................................................................43
         8.7      Purchaser's Acknowledgments...............................................................43

                         [BAKER & MCKENZIE LETTERHEAD]


         8.8      Vendor's Liability........................................................................44
         8.9      Time limitations on Warranty Claims.......................................................46
         8.10     Specific mitigation obligations...........................................................46
         8.11     No Contribution...........................................................................47
         8.12     Interest..................................................................................47
9A.      Taxation...........................................................................................47
9.       Restriction of the Vendor..........................................................................48
10A.     Provisions relating to Capital Networks (Holdings) Limited ("CNHL")................................51
10.      Miscellaneous Provisions...........................................................................51
         10.1     Further Assurances........................................................................51
         10.2     Fees and Expenses.........................................................................52
         10.3     Attorneys' Fees...........................................................................52
         10.4     Notices...................................................................................52
         10.5     Time of the Essence.......................................................................53
         10.6     Headings..................................................................................53
         10.7     Counterparts..............................................................................53
         10.8     Governing Law; Venue......................................................................53
         10.9     Successors and Assigns....................................................................54
         10.10    Remedies Cumulative; Specific Performance.................................................54
         10.11    Waiver....................................................................................55
         10.12    Amendments................................................................................55
         10.13    Severability..............................................................................55
         10.14    Parties in Interest.......................................................................56
         10.15    Entire Agreement..........................................................................56
         10.16    Construction..............................................................................56
         10.17    Guarantee.................................................................................56
         10.18    Legends...................................................................................57
         10.19    Lock Up...................................................................................58
         10.20    Indemnity.................................................................................58


Exhibits
--------
EXHIBIT A          Certain Definitions......................................................................A-1
EXHIBIT B          Rights Attaching to Asia Online Series C Non-Voting Common Stock.........................*
EXHIBIT C          List of Shareholders.....................................................................C-1
EXHIBIT D          Form of Agreement with Employees regarding Confidentiality and Proprietary Information...*
EXHIBIT E          List of Consultants and Independent Contractors..........................................*
EXHIBIT F          List of Governmental Licenses, Permits, Orders, Etc......................................*
EXHIBIT G          Form of Employment Agreement.............................................................*
EXHIBIT H          Designated Senior Officers and Employees.................................................*
EXHIBIT I          Index of Disclosures.....................................................................*

* Exhibit omitted -- will be provided supplementally to the Commission upon request.

                  SHARE SALE AND PURCHASE AGREEMENT RELATING TO
               INTERNET COMPANY OF NEW ZEALAND LIMITED (WN644268)


This Share Sale and Purchase Agreement (the "Agreement") is entered into as of 27 September 1999, by and among, RONALD WOODROW (the "Vendor") and ASIA ONLINE - NEW ZEALAND LIMITED, a New Zealand Company AK/978316 (the "Purchaser").

RECITALS:

WHEREAS, the Vendor legally and beneficially owns the entire issued share capital of INTERNET COMPANY OF NEW ZEALAND LIMITED (WN644268) (the "Company").

WHEREAS, the Vendor wishes to sell and the Purchaser wishes to purchase all the issued shares in the capital of the Company (the "Sale Shares") on the terms hereof.

Now, therefore, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

1.       AGREEMENT TO SELL AND PURCHASE THE SHARES

         1.1      Sale and Purchase of Shares from the Vendor

                  At the Closing, the Vendor shall sell, assign, transfer and deliver to the Purchaser, and the Purchaser shall purchase, all of the Sale Shares, on the terms and subject to the conditions set forth in this Agreement.

         1.2      Purchase Price of Sale Shares

                  The purchase price for the Sale Shares shall be paid and satisfied at Closing as follows:

                  (a) EIGHT MILLION NEW ZEALAND DOLLARS (NZ$8,000,000) to be paid as provided for in Section 1.3(c); and

                  (b) by the Purchaser causing the issue to the Vendor a total of 327,625 Asia Online Ltd, Inc ("Asia Online"), Series C Common Stock carrying the rights set out in Exhibit B.

         1.3      Closing

                  (a) The closing of the sale of the Sale Shares to the Purchaser (the "Closing") shall take place at the offices of the Purchaser's Australian counsel, Baker & McKenzie, Level 26 A.M.P. Centre, 50 Bridge Street, Sydney, New South Wales, Australia or at such other place as the Vendor and Purchaser agree at 10:00 a.m. (Sydney
                           Time) on the later of 7 Business Days after execution of this Agreement, or the date two business days following the satisfaction of the Closing Conditions set forth in Section 5 and Section 6. For the purposes of this Agreement "Scheduled Closing Time" shall mean the time and date as of which the Closing is required to take place pursuant to this Section 1.3(a); and "Closing Date" shall mean to the time and date as of which the Closing actually takes place.

                  (b)      At the Closing the Vendor shall:

                           (i) deliver to the Purchaser the certificates representing the Sale Shares (if any) or a certificate by a director of the Company that no certificates have been issued for the Sale Shares, and duly executed instruments of transfer to transfer title to the Sale Shares to the Purchaser (or its nominees);

                           (ii) deliver to the Purchaser a duly executed power of attorney (in deed form) in favor of the Purchaser (or its nominee(s)) generally in respect of the Sale Shares enabling the Purchaser (or its nominee(s)) to attend and vote at general meetings of the Company;

                           (iii) deliver to the Purchaser any waiver, consent or other document necessary to give the Purchaser (or its nominee(s)) full legal and beneficial ownership of the Sale Shares together with the Consents referred to in
                                    Section 5.4;

                           (iv) deliver to the Purchaser the common seal (if any) of the Company and any of its subsidiaries, and each register, minute book and other book required to be kept by the Company and any of its subsidiaries under any Legal Requirement up to the date of Closing and each certificate of incorporation of the Company and any of its subsidiaries (including certificates issued upon any change of name);

                           (v)      deliver to the Purchaser employment
                                    contracts in the forms of the drafts annexed as Exhibit G, entered into between the Company and each of the senior officers and employees designated in Exhibit H;

                           (vi) procure that each of its nominees as the Purchaser notifies to the Vendor resign from their positions as directors and officers of the Company and any subsidiary, in each case formally resigning their respective office (with effect from the end of the meetings held pursuant to clause 1.4) and acknowledging in a form reasonably acceptable to the Purchaser that the writer has no claim against the Company or any of its subsidiaries for compensation for loss of office or otherwise;

                           (vii) procure the revocation of the bank signing mandates and authorities and power of attorney given by the Company as the Purchaser notifies to the Vendor; and

                           (viii)   deliver to the Purchaser agreements
                                    regarding confidentiality and proprietary information substantially in the form of Exhibit D entered into between the Company and each of the employees referred to in
                                    Section 2.5(b).

                  (c) Subject to the Vendor duly complying with the requirements of clause 1.3(b), at the Closing, the Purchaser shall pay the Vendor the amount referred to in Section 1.2(a) (less the Retention Amount which the Purchaser is entitled to retain pursuant to
                           Section 2A) by telegraphic transfer to the bank account nominated by the Vendor in writing not less than four business days prior to Closing and deliver to the Vendor a total of 327,625 Asia Online Ltd., Inc. Series C Common Stock, as contemplated by
                           Section 1.2(a) and (b).

         1.4      Meetings of directors

                  On or before Closing, the Vendor shall:

                  (a) cause to be held a meeting of the directors and/or shareholders of the Company at which the following resolutions are passed:

                                    (i)     approve the registration of the
                                            transfers of the Sale Shares;

                                    (ii)    appoint persons nominated by the
                                            Purchaser as directors (which,
                                            unless otherwise advised, shall be
                                            Kevin Randolph, Ed Roberto and Hugh
                                            McKellar), secretary (which, unless
                                            otherwise advised, shall be Ed
                                            Roberto) and auditor of the Company
                                            with effect from the end of the
                                            meeting;

                                    (iii)   accept the resignations of directors
                                            and secretaries received under
                                            clause 1.3(b)(vi) with effect from
                                            the end of the meeting;

                                    (iv)    appoint new signatories to the
                                            Company's bank accounts and the
                                            revocation of existing authorities
                                            to operate those bank accounts, as
                                            notified under clause 1.3(b)(vii);

                                    (v)     cancel the existing share
                                            certificates for the Sales Shares
                                            (if any); and

                                    (vi)    issue new certificates for the Sale
                                            Shares in favor of the Purchaser (or
                                            its nominee(s)); and

                  (b) cause to be held a meeting of the directors of any subsidiary of the Company at which the following resolutions are passed:

                                    (i)     appoint persons nominated by the
                                            Purchaser as directors, secretary
                                            and auditor of the relevant
                                            subsidiary with effect from the end
                                            of the meeting;

                                    (ii)    accept the resignations of directors
                                            and secretaries received under
                                            clause 1.3(b)(vi); and

                                    (iii)   appoint new signatories to each
                                            relevant subsidiary's bank accounts
                                            and the revocation of existing
                                            authorities to operate those bank
                                            accounts, as notified under clause
                                            1.3(b)(vii);

2A.      RETENTION FROM PURCHASE PRICE

         2A.1 The Purchaser shall retain from the Purchase Price the amount of NZ$435,821 ("RETENTION AMOUNT") on the following terms and conditions:

                  (a) the Purchaser must pay the Retention Amount to the Company; and

                  (b) the Purchaser shall procure the Company to apply the Retention Amount only for the purpose of fulfilling the obligations of the Company under the Bonus Deeds (which are contained in Part 2.22(h) of the Disclosure Schedule) between the Company and each of Hugh McKellar, Lynn Harden and Rowan Smith (each an "Employee") if the conditions contained in each of those Deeds are satisfied.

         2A.2 If a condition contained in a Bonus Deed is not satisfied such that the Company is not required to pay a cash bonus to the Employee under that Bonus Deed, then the Purchaser shall, or shall procure the Company to, forthwith, and in any case within 5 Business Days, pay to the Vendor the portion of the Retention Amount which is no longer required for the purpose set out in Section 2A.1.

         2A.3 If payment of a cash bonus to an Employee under a Bonus Deed entitles the Company to a tax deduction, then the Purchaser shall, or shall procure the Company, to pay to the Vendor an amount equal to the amount of the tax deduction to which the Company is entitled (other than any deduction which gives rise to a tax loss, the benefit of which is forfeited) in respect of any payments so made multiplied by the corporate tax rate, by the earlier of:

                  (a) the day which is 10 Business Days after the date on which the Company lodges its 1999/2000 income tax return with the Inland Revenue Department; and

                  (b) the day which is 10 Business Days after the date on which the Company ought to have lodged such tax return,

                  whether or not the Company has taxable income in that year.

         2A.4 The Company shall not, and the Purchaser shall procure the Company not to, amend or agree to amend, whether verbally or in writing, any Bonus Deed without the Vendor's prior written consent.

2.       REPRESENTATIONS AND WARRANTIES OF THE VENDOR

         The Vendor hereby represents and warrants, to and for the benefit of the Purchaser, as follows:

         2.1      Organization; Good Standing and Qualification

                  (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of New Zealand. The Company has all requisite corporate power and authority to own and operate its properties and assets, to perform its obligations under all material contracts, and to carry on its business as presently conducted and as presently proposed to be conducted.

                  (b) Except as disclosed in Part 2.1 of the Disclosure Schedule, the Company has never conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the names "Internet Services Limited", "Internet Company of New Zealand", "The Internet Company of New Zealand Limited" or "ICONZ".

                  (c) Except as disclosed in Part 2.1 of the Disclosure Schedule, the Company is not required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than New Zealand.

                  (d) Part 2.1 of the Disclosure Schedule accurately sets forth (i) the names of the members of the Company's board of directors and (ii) the names and titles of the Company's officers.

                  (e) Neither the Company nor any of its shareholders has ever approved, or commenced any proceeding or made any election contemplating, the dissolution or liquidation of the Company or the winding up or cessation of the Company's business or affairs.

                  (f) Except as disclosed in Part 2.1 of the Disclosure Schedule, the Company has no subsidiaries, and has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any Entity, other than Web NZ Web Services and Capital Networks (Holdings) Limited.

         2.2      Certificate of Incorporation and Records

                  (a) The Vendor has delivered to the Purchaser accurate and complete copies of:

                           (i)      the Company's certificate of incorporation;

                           (ii)     the shareholding records of the Company; and

                           (iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Company, and the board of directors of the Company.

                           There have been no meetings or other proceedings of the shareholders of the Company, or the board of directors of the Company that are not fully reflected in such minutes or other records.

                  (b) There has not been any violation of any resolution adopted by the Company's shareholders or, the Company's board of directors; and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in such a violation.

                  (c) The books of account, shareholder records, minute books and other records of the Company are accurate, up-to-date and complete, and have been maintained in accordance with sound and prudent business practices. All of the records of the Company are in the actual possession and control of the Company.

                  (d) The Company has filed all company notices or other company filings required under the Companies Act 1993 and within the time frames required under that Act.

         2.3      Capitalization

                  (a) The issued share capital of the Company, immediately prior to the Closing, will consist of 1,000,000 fully paid ordinary shares. All issued and outstanding shares of the Company's issued capital (a) were issued in compliance with all applicable Legal Requirements concerning the issuance of securities
                           (b) are registered in the name of
                           the Vendor and (c) are fully paid and non-assessable. No taxable income has arisen from the capitalisation whether directly or indirectly of any debt outstanding.

                  (b) The Vendor warrants that it has, and the Purchaser will acquire at the Closing, good and valid title to the Sale Shares free and clear of any Encumbrances.

                  (c) The Vendor has delivered to the Purchaser accurate and complete copies of the certificates evidencing its title to the Sale Shares (if any).

                  (d)      There is no:

                           (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares or other securities of the Company;

                           (ii)     outstanding security, instrument or
                                    obligation that is or may become convertible into or exchangeable for any shares or other securities of the Company;

                           (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or

                           (iv) condition or circumstance that may directly or indirectly give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares or other securities of the Company;

                  (e) The Company has never repurchased, redeemed or otherwise reacquired any shares or other securities.

         2.4      No Conflict

                  Except as disclosed in Part 2.4 of the Disclosure Schedule, neither the execution and delivery of this Agreement by the Vendor nor the consummation by the Vendor of the transactions contemplated by this Agreement will (i) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, or other evidence of indebtedness related to the Company or any material license agreement, lease or other material contract, instrument or obligation related to the Company to which it is a party or by which it may be bound; (ii) violate any statute, rule, regulation, order, writ, injunction, decree or arbitration award applicable to the Company; (iii) result in the loss of, or in a violation or breach of any Government Authorisation;
                  (iv) result in the creation or imposition of, or subject Purchaser to any liability for, any conveyance or transfer tax or any similar tax; or (v) result in the creation of any material (individually or in the aggregate) lien, including any claims, mortgages, pledges, liens, security interests, encumbrances or charges of any kind (collectively, "Lien") on any of the assets owned or used by the Company.

         2.5      Proprietary Rights; Proprietary Information and Inventions
                  Agreement

                  (a) Except as disclosed in Part 2.5 of the Disclosure Schedule, the Company has not received any communications alleging that it has violated or, by conducting its business as proposed would violate, any proprietary rights of any other person, nor is the Vendor aware of any basis for the foregoing.

                  (b) The employees of the Company which have executed an agreement regarding confidentiality and proprietary information substantially in the form or forms attached as Exhibit D are:

                           (i)      Rowan Smith;

                           (ii)     John Williams;

                           (iii)    Nicolette Moore;

                           (iv)     Lynn Harden;

                           (v)      Antonia Girardet;

                           (vi)     Tony Wicks; and

                           (vii)    Hugh McKellar.

                           To the Vendor's Knowledge, none of those employees of the Company is in violation thereof.

                  (c) The Vendor does not believe it is or will be necessary for the Company to utilize any inventions, trade secrets or proprietary information of any of the Company's employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company.

                  (d) Except as disclosed in part 2.5 of the Disclosure Schedule, the Company owns, licenses or has rights to all of the (i) patents, patent applications, registrations and applications for registration thereof; (ii) trademarks, trade names, service marks and registrations and applications for registration thereof; (iii) copyrights and registrations and applications for registration thereof; (iv) computer software, data and documentation; (v) trade secrets and confidential business information, know-how, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, marketing plans and customer lists and information; and (vi) other proprietary rights relating to any of the foregoing owned or used by the Company (collectively, "Intellectual Property").

                  (e) Except as disclosed in Part 2.5 of the Disclosure Schedule, the Company has conducted its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others in a manner that would have a Material Adverse Effect on the business or assets of the Company. To the Vendor's Knowledge there is no claim of infringement by others of any license, patent, copyright, service mark, trademark, trade name, trade secret or other Intellectual Property right of the Company.

         2.6      Actions Pending

                  Except as disclosed in Part 2.6 of the Disclosure Schedule, there is no action, suit or proceeding pending or, to the Vendor's Knowledge, threatened against or affecting the Company or any of its respective properties or rights before any court or by or before any governmental body or arbitration board or tribunal.

         2.7      Offering Valid

                  Neither the Vendor, nor any agent on its behalf, have solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Sale Shares to any person or persons so as to bring the offer or sale of the Sale Shares by the Vendor to the Purchaser (or its nominee(s)) within the registration provisions of the United States of America's Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") or any US state securities laws or the provisions of the Securities Act 1978 (New Zealand).

         2.8      Financial Position

                  (a) The Vendor has delivered to the Purchaser the following (collectively, "the Company Financial Statements"):

                           (i) except as disclosed in Part 2.8 of the Disclosure Schedule, for each of the Company and its subsidiaries in respect of the financial year ended 31 March 1999 (the "Unaudited Accounts Date"), its unaudited profit and loss statement for the financial year ended on the Unaudited Accounts Date and its unaudited balance sheet and statement of cash flows as at the Unaudited Accounts Date, together with all statements, reports and notes attached to or intended to be read with any or all of the profit and loss statement, balance sheet or statement of cash flows; and

                           (ii) for each of the Company and its subsidiaries in respect of the quarter ended 30 June, 1999 (the "Unaudited Interim Accounts Date"), its unaudited profit and loss statement for the quarter ended on the Unaudited Interim Accounts Date and its unaudited balance sheet ("Unaudited Interim Balance Sheet") and statement of cash flows as at the Unaudited Interim Accounts Date.

                  (b) Except as disclosed in Part 2.8 of the Disclosure Schedule, all of the Company Financial Statements are true, fair and complete in all respects. The financial statements and notes referred to in Section 2.8(a)(i) present fairly the financial position of the Company since the inception of the Company (the "Inception") and the results of operations, changes in shareholders' equity and cash flows of the Company for the year then ended. The financial statements and notes referred to in Section 2.8(a)(ii) present fairly the financial position of the Company as of the respective dates thereof and the results of operations, changes in shareholders' equity and cash flows of the Company for the periods covered thereby. The Company Financial Statements have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered.

                  (c) Except as disclosed in Part 2.8(c) of the Disclosure Schedule since the Unaudited Accounts Date:

                           (i) the Company has not entered into any transaction which was not in the Ordinary Course of its Business;

                           (ii) there has not been any material adverse change in the Company's business, condition, assets, Liabilities, operations, financial performance, net income or prospects (or any aspect or portion thereof), and no event has occurred that might have a Material Adverse Effect on the Company's business, condition, assets, Liabilities, operations, financial performance, net income or prospects (or any aspect or portion thereof);

                           (iii) there has been no damage to, or destruction or loss of, physical property (whether or not covered by insurance) which may have a Material Adverse Effect on the business or operations of the Company;

                           (iv) the Company has not declared or paid any dividend or made any distribution on its securities, redeemed, purchased or otherwise acquired any of its securities, granted any options to purchase or subscribe for any securities, or issued any securities;

                           (v) the Company has not effected or been a party to any Acquisition Transaction, recapitalisation, reclassification of shares, share consolidation or division, capital reduction, share buyback or similar transaction;

                           (vi) the Company has not sold or otherwise issued any shares or any other securities;

                           (vii)    the Company has not increased the
                                    compensation of any of its officers, or the rate of pay of its employees as a group, except as part of regular compensation increases in the Ordinary Course of its Business;

                           (viii) neither the number of subscribers for the services offered by the Company nor the revenues generated therefrom have materially decreased;

                           (ix) there has been no resignation or termination of employment of any officer or key employee of the Company;

                           (x)      there has been no labor dispute or
                                    industrial disruption involving the Company or its employees and none is pending or, to the Vendor's Knowledge, threatened;

                           (xi) there has been no borrowing or agreement to borrow by the Company or change in the contingent obligations of the Company by way of guarantee, endorsement, indemnity, warranty or otherwise or grant of a mortgage or security interest in any property of the Company;

                           (xii) there have been no loans made by the Company to any Person other than travel advances and office advances made in the Ordinary Course of Business;

                           (xiii) there has not been any payment of any obligation or liability of the Company other than current Liabilities paid in the Ordinary Course of Business;

                           (xiv)    the Company has not written off as
                                    uncollectable or established any
                                    extraordinary reserve with respect to, any account receivable or other indebtedness;

                           (xv) there has been no sale, assignment, lease, licence or transfer of any tangible asset of the Company except in the Ordinary Course of Business and no sale, assignment, lease, licence or transfer of any patent, trademark, trade secret or other intangible asset of the Company;

                           (xvi) the Company has not purchased, leased, licensed or otherwise acquired any asset from any other Person except for supplies acquired by the Company in the Ordinary Course of Business;

                           (xvii) the Company has not entered into, and neither the Company nor any of the assets owned or used by the Company has become bound by, any Contract that is not an Excluded Contract;

                           (xviii) no Contract by which the Company or any of the assets owned or used by the Company is or was bound, or under which the Company has or had any rights or interests, has been amended or terminated;

                           (xix) the Company has not forgiven any debt or otherwise released or waived any right or claim except in the Ordinary Course of Business;

                           (xx) the Company has not incurred any Liabilities that individually exceed NZ$20,000.00;

                           (xxi) the Company has not pledged or hypothecated any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance;

                           (xxii) the Company has not paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

                           (xxiii) the Company has not incurred, assumed or otherwise become subject to any Liability, other than accounts payable (of the type required to be reflected as current liabilities in the "liabilities" column of a balance sheet prepared in accordance with
                                    GAAP) incurred by the Company in the
                                    Ordinary Course of Business;

                           (xxiv) the Company has not made any capital expenditure that on any one item exceeded NZ$20,000 or in the aggregate exceeded NZ$250,000;

                           (xxv) the Company has not changed any of its methods of accounting or accounting practices in any respect;

                           (xxvi) the Company has not agreed, committed or offered (in writing or otherwise), and has not attempted, to take any of the actions referred to in clauses "(iv)" through "(xxv)" above.

         2.9      Title to Assets

                  (a) The Company owns, and has good, valid and marketable title to, all assets purported to be owned by it, including:

                           (i) all assets reflected on the Unaudited Interim Balance Sheet (except for inventory sold by the Company since June 30, 1999 in the Ordinary Course of Business);

                           (ii) all assets acquired by the Company since June 30, 1999 (except for inventory sold by the Company, since June 30, 1999 in the Ordinary Course of Business);

                           (iii)    all assets referred to in Parts 2.11, 2.12,
                                    2.13 and Part 2.15 of the Disclosure
                                    Schedule and all of the Company's rights under the Company Contracts; and

                           (iv) all other assets reflected in the Company's books and records as being owned by the Company.

                           Except as set forth in Part 2.9 of the Disclosure Schedule, all of said assets are owned by the Company free and clear of any Encumbrances except liens for current Taxes and assessments not delinquent or those which are not material in scope or amount and do not materially interfere with the conduct of the Company's business.

                  (b) Part 2.9 of the Disclosure Schedule identifies all assets that are being leased or licensed to the Company. All leases pursuant to which the Company leases real or personal property are in good standing and are valid and effective in accordance with their respective terms and, to the Vendor's Knowledge, there exists no default thereunder or occurrence or condition which could result in a default thereunder or termination thereof.

         2.10     Bank Accounts

                  Part 2.10 of the Disclosure Schedule accurately sets forth, with respect to each account maintained by or for the benefit of the Company at any bank or other financial institution:

                  (a) the name and location of the institution at which such account is maintained;

                  (b) the name in which such account is maintained and the account number of such account; and

                  (c) the names of all individuals authorized to draw on or make withdrawals from such account.

                  There are no safe deposit boxes or similar arrangements maintained by or for the benefit of the Company.

         2.11     Receivables

                  (a) Part 2.11 of the Disclosure Schedule provides a materially accurate and complete breakdown of all accounts receivable, notes receivable and other receivables of the Company that are not fully provided for in the Unaudited Interim Balance Sheet.

                  (b) Except as set forth in Part 2.11 of the Disclosure Schedule, all existing accounts receivable of the Company (including those accounts receivable reflected in the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since the Inception and have not yet been collected) will be collected in full (without any counterclaim or setoff) on or before December 31, 1999.

         2.12     Equipment, Etc.

                  (a) Part 2.12 of the Disclosure Schedule contains a copy of the fixed asset register of the Company which is accurate and complete.

                  (b) Each asset identified in the fixed asset register of the Company as owned by the Company and with a net book value as at 30 June, 1999 of NZ$5,000 or more:

                           (i) is structurally sound, free of defects and deficiencies and in good condition and repair (ordinary wear and tear excepted);

                           (ii) complies in all respects with, and is being operated and otherwise used in full compliance with, all applicable Legal Requirements; and

                           (iii) is adequate for the uses to which it is being put.

                           The Company owns or leases all assets required for the conduct of the Company's business in the manner in which such business is currently being conducted.

                  (c) Melco Limited currently makes available for the use of the Company three motor vehicles and will, for the period of 6 months following Closing, continue (at the election of the Company) to make the vehicles available to the Company on the same terms.

         2.13     Real Property

                  The Company does not own any real property or any interest in real property, except for the leaseholds created under the real property leases, accurate and complete copies of which are contained in Part 2.13 of the Disclosure Schedule. The Company enjoys quiet possession of the premises covered by the said leases.

         2.14     Proprietary Assets

                  (a) Part 2.14 of the Disclosure Schedule contains an accurate and complete list of all Proprietary Assets that are owed by or licensed to the Company. The Company has taken all measures and precautions necessary to protect the confidentiality and value of each Proprietary Asset so listed.

                  (b) Except as set forth in Part 2.14 of the Disclosure Schedule, to the Vendor's Knowledge, the Company is not infringing, and has not at any time infringed or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement of, any Proprietary Asset owned or used by any other Person. To the Vendor's Knowledge, no other Person is infringing, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Proprietary Asset owned or used by the Company.

                  (c) The Proprietary Assets identified in Part 2.14 of the Disclosure Schedule constitute all of the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted.

         2.15     Year 2000

                  Part 2.15 of the Disclosure Schedule contains an accurate and complete copy of the report entitled the "Year 2000 Compliance Project Report" prepared by the Company. The Company has taken all of the steps referred to in the Year 2000 Compliance Project Report to ascertain whether the Company's products and services are "Year 2000 compliant".

         2.16     Contracts

                  (a) Part 2.16 of the Disclosure Schedule identifies and provides an accurate and complete description of all contracts, agreements, commitments and undertakings of any nature, written or oral, of the Company (including all amendments, supplements, modifications and waivers thereto), each of which involves future payments, performance of services or delivery of goods or materials to or by the Company of an aggregate amount or value in excess of NZ$50,000 or which otherwise is material to the business or prospects of the Company

                           (collectively, the "Material Contracts"), except for any Excluded Contract.

                  (b) Each Material Contract is valid and in full force and effect, and is enforceable by the Company in accordance with its terms.

                  (c)      Except as set forth in Part 2.16 of the Disclosure
                           Schedule:

                           (i) no Person has violated or breached, or declared or committed any default of any material provision of any Material Contract;

                           (ii) no event has occurred, and no circumstance or condition exists, that might (with or without notice or lapse of time) (A) result in a material violation or breach of any of the provisions of any Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Contract, or (D) give any Person the right to cancel, terminate or modify any Material Contract;

                           (iii) the Company has not received any notice or other communication (in writing or otherwise) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Material Contract; and

                           (iv) the Company has not waived any of its rights under any Material Contract.

                           For the purposes of this paragraph (c) only, the term "Material Contract" shall be deemed to include the guarantees referred to in Section 10.17 ("Guarantee").

                  (d) To the Vendor's Knowledge, each Person against which the Company has or may acquire any rights under any Material Contract is solvent and is able to satisfy all of such Person's current and future monetary obligations and other obligations and Liabilities to the Company.

                  (e)      Except as set forth in Part 2.16 of the Disclosure
                           Schedule:

                           (i)      the Company has never guaranteed or
                                    otherwise agreed to cause, insure or become liable for, and has never pledged any of its assets to secure, the performance or payment of any obligation or other Liability of any other Person; and

                           (ii) the Company has never been a party to or bound by (A) any joint venture agreement, partnership agreement, profit-sharing agreement, cost-sharing agreement, loss-sharing agreement or similar Contract, or (B) any Contract that creates or grants to any Person, or provides for the creation or grant of, any stock appreciation right, phantom stock right or similar right or interest.

                  (f) The performance of the Material Contracts will not result in any violation of or failure to comply with any Legal Requirement.

                  (g) Except as disclosed in Part 2.16 of the Disclosure Schedule, no Person is renegotiating, or has the right to renegotiate, any amount paid or payable to the Company under any Material Contract or any other term or provision of any Material Contract.

                  (h) The Contracts identified in Part 2.16 of the Disclosure Schedule and the Excluded Contracts collectively constitute all of the Contracts necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted.

                  (i) Part 2.16 of the Disclosure Schedule identifies and provides an accurate and complete description of each proposed Contract as to which any bid, offer, written proposal, term sheet or similar document has been submitted or received by the Company.

                  (j) No notice or demand has been received by the Vendor or the Company in relation to any Guarantee requiring payment thereunder and no event has occurred, and no circumstance or condition exists, that might (with or without notice or lapse of time) result in a demand being made or notice being served for payment under any Guarantee.

         2.17     Liabilities

                  (a) Except as disclosed in Part 2.17 of the Disclosure Schedule, the Company has no Liabilities, except for:

                           (i) Liabilities identified as such in the "Liabilities" column of the Unaudited Interim Balance Sheet;

                           (ii) accounts payable (of the type required to be reflected as current Liabilities in the "Liabilities" column of a balance sheet prepared in accordance with GAAP) incurred by the Company in the Ordinary Course of Business since 30 June 1999; and

                           (iii) the Company's obligations under the Material Contracts and under Excluded Contracts, to the extent that the existence of such obligations is ascertainable solely by reference to such Contracts.

                  (b)      Part 2.17 of the Disclosure Schedule:

                           (i) provides materially accurate and complete breakdown and aging of the Company's accounts payable as of 30 June, 1999;

                           (ii) provides an accurate and complete breakdown of all customer deposits and other deposits held by the Company as of the date of this Agreement; and

                           (iii) provides an accurate and complete breakdown of the Company's long-term debt as of the date of this Agreement.

         2.18     Compliance with Legal Requirements

                  (a)      Except as set forth in Part 2.18 of the Disclosure
                           Schedule:

                           (i) the Company is in full compliance with each material Legal Requirement that is applicable to it or to the conduct of its business or the ownership or use of any of its assets;

                           (ii) the Company has at all times been in full compliance with each material Legal Requirement that is or was applicable to it or to the conduct of its business or the ownership or use of any of its assets;

                           (iii) to the Vendor's Knowledge no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement; and

                           (iv) the Company has not received, at any time, any notice or other communication (in writing or otherwise) from any Governmental Body or any other Person regarding (i) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement, or (ii) any actual, alleged, possible or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature.

                  (b) The Company has delivered to the Purchaser an accurate and complete copy of each report, study, survey or other document to which the Company has access that addresses or otherwise relates to the compliance of the Company with, or the applicability to the Company of, any material Legal Requirement.

                  (c) To the Vendor's Knowledge, no Governmental Body has proposed or is considering any Legal Requirement that, if adopted or otherwise put into effect, (i) may have a Material Adverse Effect on the Company's business, condition, assets, Liabilities, operations, financial performance, net income or prospects or on the ability of the Vendor to comply with or perform any covenant or obligation under this Agreement, or
                           (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

         2.19     Governmental Authorizations

                  (a)      Part 2.19 of the Disclosure Schedule identifies:

                           (i) each Governmental Authorization that is held by the Company; and

                           (ii) each other Governmental Authorization that, to the Vendor's Knowledge, is held by any of the Company's employees and relates to or is useful in connection with the Company's business.

                           The Vendors have delivered to the Purchaser accurate and complete copies of all of the Governmental Authorizations identified in Part 2.19 of the Disclosure Schedule, including all renewals thereof and all amendments thereto. Each Governmental Authorization identified or required to be identified in Part 2.19 of the Disclosure Schedule is valid and in full force and effect.

                  (b)      Except as set forth in Part 2.19 of the Disclosure
                           Schedule:

                           (i) the Company and its employees are, and have at all times been, in full compliance with all of the material terms and requirements of each Governmental Authorization identified or required to be identified in
                                    Part 2.19 of the Disclosure Schedule;

                           (ii) no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any material term or requirement of any Governmental Authorization identified or required to be identified in Part 2.20 of the Disclosure Schedule, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization identified or required to be identified in Part 2.19 of the Disclosure Schedule;

                           (iii) the Company has never received, and, to the Vendor's Knowledge, no employee of the Company has ever received, any notice or other communication (in writing or otherwise) from any Governmental Body or any other Person regarding

                                    (A) any actual, alleged, possible or
                                    potential violation of or failure to comply with any material term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization; and

                           (iv) all applications required to have been filed for the renewal of the Governmental Authorizations required to be identified in
                                    Part 2.19 of the Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental Bodies, and each other notice or filing required to have been given or made with respect to such Governmental Authorizations has been duly given or made on a timely basis with the appropriate Governmental Body.

                  (c)      The Governmental Authorizations identified in Part
                           2.19 of the Disclosure Schedule constitute all of the Governmental Authorizations necessary (i) to enable the Company to conduct its business in the manner in which its business is currently being conducted, and
                           (ii) to permit the Company to own and use its assets in the manner in which they are currently owned and used.

                  (d) Except as set forth in Part 2.19 of the Disclosure Schedule, neither the Company nor the Vendor was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of any of the Transactional Agreements or the consummation or performance of any of the Transactions.

         2.20     Governmental Action

                  No authorization, consent or approval of, or filing with, any court or any federal, state or local governmental authority or agency is required to be obtained by the Vendor in connection with the execution and delivery of this Agreement and the sale of the Sale Shares other than those that have been or will be made or obtained prior to the Closing.

         2.21     Tax Matters

                  (a) Except as set out in Part 2.21 of the Disclosure Statement, each Tax required to have been paid, or claimed by any Governmental Body to be payable, by the Company (whether pursuant to any Tax Return or otherwise) has been duly paid in full or on a timely basis. Any Tax required to have been withheld or collected by the Company has been duly withheld and collected; and (to the extent required) each such Tax has been paid to the appropriate Governmental Body.

                  (b) Except as set out in Part 2.21 of the Disclosure Schedule all Tax Returns required to be filed by or on behalf of the Company with any Governmental Body with respect to any taxable period ending on or before the Closing Date ("the Company Returns") (i) have been or will be filed when due, and (ii) have been, or will be when filed, accurately and completely prepared in full compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the Closing Date, and all amounts otherwise payable in connection with the Company Returns on or before the Closing Date, have been or will be paid on or before the Closing Date. The Company has delivered to the Purchaser accurate and complete copies of all the Company Returns filed since the Inception.

                  (c) Except as set out in Part 2.21 of the Disclosure Schedule, the Company Financial Statements fully accrue all material actual and contingent Liabilities for Taxes with respect to all periods through the dates thereof in accordance with Section 2.22. The Company will establish, in the Ordinary Course of Business, reserves adequate for the payment of all Taxes for the period from the Inception through the Closing Date, and the Company will disclose the dollar amount of such reserves to the Purchaser on or prior to the Closing Date.

                  (d) Part 2.21 of the Disclosure Schedule accurately identifies each examination or audit of any Company Return that has been conducted since Inception. The Vendor has delivered to the Purchaser accurate and complete copies of all audit reports and similar documents (to which the Company has access) relating to the Company Returns. Except as set forth in Part
                           2.21 of the Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from the Company.

                  (e) Except as set forth in Part 2.21 of the Disclosure Schedule, no claim or other Proceeding is pending or has been threatened against or with respect to the Company in respect of any Tax. There are no unsatisfied Liabilities for Taxes (including Liabilities for interest, additions to Tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company.

                  (f) Except as set out in Part 2.21 of the Disclosure Schedule, there is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Company that, individually or collectively, could give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to New Zealand Tax legislation. The Company is not, and has never been, a party to or bound by any Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement or similar Contract.

                  (g) Except as set out in Part 2.21 of the Disclosure Schedule, the Company: has not lodged a private ruling request; is not and has not been the subject of any Tax audit; is not a party to any action or Proceeding for the assessment or collection of Tax; does not have any dispute or disagreement with any Governmental Body for Tax; and has not made any agreement with or undertaking to any Governmental Body for Tax and there is no fact or matter known to the Vendor which might give rise to any of the above.

                  (h) Except as set out in Part 2.21 of the Disclosure Schedule, the Company has not entered into any agreement which now or in the future may extend the period of assessment or collection of any Tax.

                  (i) Except as set out in Part 2.21 of the Disclosure Schedule, since the Unaudited Accounts Date no additional liability for Tax has accrued to the Company other than as a result of trading activities in the Ordinary Course of Business and no payment or expenditure has been made or incurred or committed which will not be wholly deductible in computing the Company's Taxable income.

                  (j) Except as set out in Part 2.21 of the Disclosure Schedule, the Company has complied with the provisions of the Income Tax Act 1994, the Tax Administration Act 1994 and the Goods and Services Tax Act 1985 and has properly maintained an imputation credit account for the purposes of that Act which on Closing shall not have a debit balance.

                  (k) The Company does not have any permanent establishment (as that expression is defined in any relevant Double Taxation Agreement current at the date of this Agreement) outside New Zealand.

                  (l) The Company, its directors and its shareholders have made all elections and done all things necessary to ensure the initial and continuing eligibility of the Company under the qualifying company and loss attributing qualifying company regimes.

                  (m) No taxation liabilities will arise directly as a consequence of the deemed revocation of qualifying company and loss attributing qualifying company status from the first day of the income year in which the Transactions occur (ie 1 April 1999). Without limiting the generality of the foregoing, the transaction contemplated by Section 10A.1 will not result in any taxation liabilities which are not subject to the indemnity given in Section 10A.2.

         2.22     Employee and Labor Matters

                  (a) Part 2.22 of the Disclosure Schedule accurately sets forth, with respect to each employee of the Company (including any employee of the Company who is on a leave of absence or on layoff status):

                           (i) the name of such employee and the date as of which such employee was originally hired by the Company;

                           (ii) such employee's title, and a description of such employee's duties and responsibilities;

                           (iii) such employee's annualized compensation as of the date of this Agreement;

                           (iv) particulars of accrued long service leave, annual leave, sick leave and rostered days off for each employee;

                           (v) particulars of any redundancy or severance pay owing as at the date of this Agreement; and

                           (vi) any Governmental Authorization that is held by such employee and that relates to or is useful in connection with the Company's business.

                  (b) Exhibit E contains a list of individuals who are currently performing services for the Company related to its business and are classified as "consultants" or "independent contractors".

                  (c) Except as set forth in Part 2.22 of the Disclosure Schedule, the Company is not a party to or bound by, and has never been a party to or bound by, any employment agreement or any union contract, industrial award or determination collective bargaining agreement or similar Contract.

                  (d) The Company has not created and does not use any employee manuals or handbooks, disclosure materials, policy statements or other materials relating to the employment of the current or former employees of the Company.

                  (e) Except as set forth in Part 2.22 of the Disclosure Schedule, to the Vendor's Knowledge:

                           (i) no employee of the Company intends to terminate his employment with the Company;

                           (ii) no employee of the Company has received an offer to join a business that may be competitive with the Company's business; and

                           (iii) no employee of the Company is a party to or is bound by any confidentiality agreement, non-competition agreement or other Contract (with any Person) that may have a Material Adverse Effect on (A) the performance by such employee of any of his duties or responsibilities as an employee of the Company, or (B) the Company's business or operations.

                  (f) The Company is not engaged, and has never been engaged, in any unfair labor practice of any nature. There has never been any slowdown, work stoppage, labor dispute or union organizing activity, or any similar activity or dispute, affecting the Company or any of its employees. There is not now pending, and no Person has threatened to commence, any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute. No event has occurred, and no condition or circumstance exists, that might directly or indirectly give rise to or provide a basis for the commencement of any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute.

                  (g) Except as disclosed in Part 2.22 of the Disclosure Schedule, the Company does not have: any existing service or other agreements with any officers, consultants or employees of the Company the terms of which do not provide for termination by one months' notice or less without giving rise to a claim for damages or compensation; liability for compensation to ex-employees or ex-consultants; obligation to re-instate or re-employ any ex-officer, ex-consultant or ex-employee of the Company; policy, practice or obligation regarding redundancy payments to employees which is more generous than the applicable award(s) or legislation; or any industrial agreement or enterprise agreement (whether registered or not) or plans to introduce any such agreement, that applies to any employee or officer of the Company.

                  (h) The Company has never established or adopted or been a party to an Employee Benefit Plan or a Relevant Scheme.

         2.23     Sale of Products; Performance of Services

                  (a) Each product or service that has been sold or performed by the Company to or for any Person:

                           (i) conformed and complied in all material respects with the terms and requirements of any applicable warranty or other Contract and with all applicable Legal Requirements; and

                           (ii) was free of any material design defects, construction defects or other defects or deficiencies at the time of sale.

                           All repair services and other services that have been performed by the Company were performed properly and in full conformity with the material terms and requirements of all applicable warranties and other Contracts and with all applicable Legal Requirements.

                  (b) The Company will not incur or otherwise become subject to any Liability arising directly or indirectly from any product sold, or any services performed by, the Company on or at any time prior to the Closing Date.

                  (c) No product developed or sold by the Company has been the subject of any recall or other similar action; and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such recall or other similar action relating to any such product.

                  (d) Except as set forth in Part 2.23 of the Disclosure Schedule, no customer or other Person has ever asserted or threatened to assert any material claim against the Company (i) under or based upon any warranty provided by or on behalf of the Company, or
                           (ii) under or based upon any other warranty relating to any product sold by the Company or any services performed by the Company. To the Vendor's Knowledge, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for the assertion of any such claim.

         2.24     Insurance

                  (a) Part 2.24 of the Disclosure Schedule contains an accurate and complete copy of each insurance policy maintained by or at the expense of, or for the direct or indirect benefit of the Company (including all renewals thereof and endorsements thereto) and each pending application for insurance that has been submitted by or on behalf of the Company.

                  (b) Each of the policies identified in Part 2.24 of the Disclosure Schedule is valid, enforceable and in full force and effect. All of the information contained in the applications submitted in connection with said policies was (at the times said applications were submitted) accurate and complete, and all premiums and other amounts owing with respect to said policies have been paid in full on a timely basis. Except as set forth in Part 2.24 of the Disclosure Schedule, the nature, scope and dollar amounts of the insurance coverage provided by said policies are sufficient to adequately insure the Company's business, assets, operations and potential Liabilities.

                  (c) Except as set forth in Part 2.24 of the Disclosure Schedule, there is no pending claim under or based upon any of the policies identified in Part 2.24 of the Disclosure Schedule; and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such claim.

                  (d)      The Company has not received:

                           (i) any notice or other communication (in writing or otherwise) regarding the actual or possible cancellation or invalidation of any of the policies identified in Part 2.24 of the Disclosure Schedule or regarding any actual or possible adjustment in the amount of the premiums payable with respect to any of said policies;

                           (ii) any notice or other communication (in writing or otherwise) regarding any actual or possible refusal of coverage under, or any actual or possible rejection of any claim under, any of the said policies identified in Part 2.24 of the Disclosure Schedule; or

                           (iii) any indication that the issuer of any of the policies identified in Part 2.24 of the Disclosure Schedule may be unwilling or unable to perform any of its obligations thereunder.

         2.25     Related Party Transactions

                  Except as set forth in Part 2.25 of the Disclosure Schedule:

                  (a) no Related Party has, and no Related Party has at any time since the Inception had, any direct or indirect interest of any nature in any asset used in or otherwise relating to the business of the Company;

                  (b) no Related Party is, or has at any time since the Inception been, indebted to the Company;

                  (c) since the Inception, no Related Party has entered into, or has had any direct or indirect financial interest in, any Contract, transaction or business dealing of any nature involving the Company;

                  (d) no Related Party is competing, or has at any time the Inception competed, directly or indirectly, with the Company in any market served by the Company;

                  (e) no Related Party has any claim or right against the Company; and

                  (f) no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any claim or right in favor of any Related Party against the Company.

         2.26     Certain Payments, Etc.

                  To the Vendor's Knowledge, neither the Company, nor any officer, employee, agent or other Person associated with or acting for or on behalf of the Company, has at any time, directly or indirectly:

                  (a) used any corporate funds (i) to make any unlawful political contribution or gift or for any other unlawful purpose relating to any political activity,
                           (ii) to make any unlawful payment to any governmental official or employee, or (iii) to establish or maintain any unlawful or unrecorded fund or account of any nature;

                  (b) made any false or fictitious entry, or failed to make any entry that should have been made, in any of the books of account or other records of the Company;

                  (c) made any payoff, influence payment, bribe, rebate, kickback or unlawful payment to any Person;

                  (d) performed any favor or given any gift which was not deductible for income tax purposes;

                  (e) made any payment (whether or not lawful) to any Person, or provided (whether lawfully or unlawfully) any favor or anything of value (whether in the form of property or services, or in any other form) to any Person, for the purpose of obtaining or paying for
                           (i) favorable treatment in securing business, or (ii) any other special concession; or

                  (f) agreed, committed, offered or attempted to take any of the actions described in clauses "(a)" through "(e)" above.

         2.27     Proceedings

                  (a) Except as set forth in Part 2.27 of the Disclosure Schedule, there is no pending Proceeding or investigation, and no Person has threatened to commence any Proceeding:

                           (i) that involves the Company or that otherwise relates to or might affect the Company's business or any of the assets owned or used by the Company (whether or not the Company is named as a party thereto); or

                           (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions.

                           Except as set forth in Part 2.27 of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

                  (b) The Vendor has delivered to the Purchaser accurate and complete copies of all pleadings, correspondence and other written materials to which the Company has access that relate to the Proceedings identified in
                           Part 2.27.

                  (c) There is no Order to which the Company, or any of the assets owned or used by the Company, is subject that
                           (i) may have a Material Adverse Effect on the Company's business, condition, assets, Liabilities, operations, financial performance, net income or prospects (or on any aspect or portion thereof) or on the ability of the Company or the Vendor to comply with or perform any covenant or obligation under any of the Transactional Agreements, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

                  (d) To the Vendor's Knowledge, no officer or employee of the Company is subject to any Order that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to the Company's business.

         2.28     Brokers

                  Neither the Company nor the Vendor have agreed or become obligated to pay, or has taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

         2.29     The Vendor

                  (a) The Vendor has the absolute and unrestricted right, power and authority to enter into and perform its obligations under the Transactional Agreements.

                  (b) This Agreement constitutes the legal, valid and binding obligation of the Vendor enforceable against the Vendor in accordance with its terms.

         2.30     Full Disclosure

                  (a) None of the Transactional Agreements contains or will contain any untrue statement of fact; and none of the Transactional Agreements omits or will omit to state any fact necessary to make any of the representations, warranties or other statements or information contained therein not misleading.

                  (b) Except as set forth in Part 2.30 of the Disclosure Schedule, there is no fact within the Vendor's Knowledge (other than publicly known facts relating exclusively to political or economic matters of general applicability) that (i) may have a Material Adverse Effect on the Company's business, condition, assets, Liabilities, operations, financial performance, net income or prospects (or on any aspect or portion thereof) or on the ability of the Vendor to comply with or perform any covenant or obligation under any of the Transactional Agreements, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

                  (c) All of the information set forth in the Disclosure Schedule, and all other information regarding the Company and its business, condition, assets, Liabilities, operations, financial performance, net income and prospects that has been furnished to the Purchaser or any of its Representatives by or on behalf of the Vendor or any of the Vendor's Representatives, is accurate and complete in all respects.

                  (d) The Vendor provided the Purchaser and the Purchaser's Representatives with full and complete access to all of the Company's records and other documents and data.

         2.31     Insolvency Events

                  (a) Liquidation/winding up/appointment of administrator or receiver etc.

                           There has not been:

                           (i) an application or order made, or resolution passed or proposed for the liquidation of the Company or its removal from the register;

                           (ii) a receiver, manager, statutory manager, trustee, administrator, inspector, or similar official appointed in respect of the Company or any of its assets whether by a Court, by the Company, by its creditors or otherwise nor has the Company declared to be at risk in accordance with section 30 of the Corporations (Investigation and Management) Act 1989;

                           (iii) an assignment, arrangement or composition for the benefit of or with creditors proposed or made or a moratorium or administration proposed, ordered or arranged;

                           (iv) a statutory demand (as defined in Section 289 of the Companies Act 1993) served on the Company; or

                           (v) any action taken by any holder of a secured interest in any asset of the Company to enter into or take possession of such asset or take any other step to realise or enforce such secured interest.

                  (b)      Execution

                           No execution, distress or similar process has been levied upon or against all or any part of the business, Assets or revenues of the Company.

                  (c)      Schemes of arrangement

                  The Company has not:

                  (i) entered into or resolved to enter into any scheme of arrangement, composition, assignment for the benefit of, or other arrangement with its creditors or any class of creditors; or

                  (ii) proposed or had proposed on its behalf a reorganisation, moratorium, deed of company arrangement or other administration involving one or more of its creditors, or its winding up or dissolution.

                  (d)      Solvency

                           The Company:

                           (i) is able to pay its debts as they become due in the normal course of business and the value of the Company's assets is greater than the value of its Liabilities including contingent Liabilities;

                           (ii) is not insolvent or presumed to be insolvent under any law; and

                           (iii) is not insolvent under administration as defined in the New Zealand Companies Act 1993 or has not taken any action which could result in that event.

                  (e)      Striking off

                           (i) The Company has not received notice from its shareholders nor from any other person of any application to the New Zealand

                                    Companies Office for the removal of the
                                    Company from the New Zealand Register of
                                    Companies.

                           (ii) The Company has not received any notice from the New Zealand Companies Office of any removal procedures initiated or to be initiated against the Company nor has the Company taken any action which could result in the Company being removed from the New Zealand Register of Companies.

         2.32     US Securities Laws Representations and Undertakings

                  (a) The Asia Online stock to be acquired under this Agreement by the Vendor will be acquired for investment for the Vendor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in the United States or to a United States resident (except in compliance with United States securities laws), and that the Vendor has no present intention of selling, granting any participation in, or otherwise distributing the same (except in compliance with United States securities laws). By executing this Agreement, the Vendor further represents, warrants and undertakes that the Vendor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person in the United States or to a United States resident, or any hedging transaction with any third person in the United States or to a United States resident, with respect to any of the Regulation S Securities.

                  (b) The Vendor understands and acknowledges that the Asia Online Stock is not registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of Asia Online stock hereunder is exempt from registration under the Securities Act pursuant to thereof, and that Asia Online's reliance on such exemption is predicated on the Vendors' representations set forth in this Agreement.

                  (c) The Vendor has received all the information the Vendor considers necessary or appropriate for deciding whether to purchase the Asia Online stock.

                  (d) The Vendor has had an opportunity to ask questions and receive answers from Asia Online regarding the terms and conditions of the offering of the Asia Online stock and the business, properties, prospects, and financial condition of Asia Online and to obtain such additional information (to the extent Asia Online possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to the Vendor or to which the Vendor had access.

                  (e) The Vendor is either experienced in evaluating and investing in securities of companies in the early stages of product production or has access to appropriate advisers or representation that can assist in evaluating companies in the early stages of product production and acknowledges that the Vendor is able to fend for himself, can bear the economic risk of the Vendor's investment, and has such knowledge and experience in financial and business matters that the Vendor is capable of evaluating the merits and risks of the investment in the Asia Online stock. If other than an individual, the Vendor also represents, warrants and undertakes that the Vendor has not been organized for the purpose of acquiring the Asia Online stock.

                  (f) The Vendor is a Qualified Regulation S Vendor. The term "Qualified Regulation S Vendor" in this Agreement means a person or entity who is not a U.S. person, as such term is defined in Rule 902 promulgated under the Securities Act.

         2.33     Restricted Securities

                  The Vendor understands that the Asia Online stock may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Asia Online stock or an available exemption from registration under the Securities Act, the Asia Online stock must be held indefinitely. In particular, the Vendor is aware that the Asia Online stock may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about Asia Online. Such information is not now available and Asia Online has no current plans to make such information available.

3.       REPRESENTATIONS AND WARRANTIES OF PURCHASER

         The Purchaser represents and warrants, to and for the benefit of the Vendor, as follows:

         3.1      Acquisition of Shares

                  The Purchaser is not acquiring the Sale Shares with the current intention of making a public distribution thereof.

         3.2      Authority; Binding Nature of Agreement

                  (a) The Purchaser has the absolute and unrestricted right, power and authority to enter into and perform its obligations under this Agreement;

                  (b) The execution, delivery and performance of this Agreement by the Purchaser has been duly authorized by all necessary action on the part of the Purchaser and its board of directors; and

                  (c) This Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

4.       PRE-CLOSING COVENANTS OF THE VENDOR

         4.1      Access and Investigation

                  The Vendor shall ensure that, at all times during the Pre-Closing Period, the Company and its Representatives:

                  (a) provide the Purchaser and its Representatives with free and complete access to the Company's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company to enable the Purchaser to conduct its due diligence enquiries;

                  (b) provide the Purchaser and its Representatives with such copies of existing books, records, Tax Returns, work papers and other documents and information relating to the Company as the Purchaser may request in good faith to enable the Purchaser to conduct its due diligence enquiries; and

                  (c) compile and provide the Purchaser and its Representatives with such additional financial, operating and other data and information regarding the Company as the Purchaser may request in good faith to enable the Purchaser to conduct its due diligence enquiries.

         4.2      Operation of Business

                  The Vendor shall ensure that, during the Pre-Closing Period:

                  (a) none of the Sale Shares are sold or otherwise transferred, or offered for sale, and thus no agreement or commitment is entered into (in writing or otherwise) to sell or otherwise transfer, any of the Sale Shares or any interest in or right relating thereto;

                  (b) it does not permit offer, agree or commit (in writing or otherwise) to permit, any of the Sale Shares to become subject, directly or indirectly, to any Encumbrance;

                  (c) the Company conducts its operations exclusively in the Ordinary Course of Business, except that the Company may settle up the indebtedness between it and the Vendor's Related Parties [(as appears in Part
                           2.25 of the Disclosure Schedule)] on or prior to Closing;

                  (d) the Company uses its Best Efforts to preserve intact its current business and uses its Best Efforts to keep available the services of its current officers and employees and maintains its relations and good will with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the Company;

                  (e) the Company keeps in full force all insurance policies identified in Part 2.24 of the Disclosure Schedule;

                  (f) the Company's officers confer regularly with the Purchaser concerning operational matters and otherwise report regularly to the Purchaser concerning the status of the Company's business, condition, assets, Liabilities, operations, financial performance and prospects;

                  (g) the Company immediately notifies the Purchaser of any inquiry, proposal or offer from any Person relating to any Acquisition Transaction;

                  (h) the Company does not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares, and does not repurchase, redeem or otherwise reacquire any shares or other securities;

                  (i) the Company does not sell or otherwise issue any shares or any other securities;

                  (j) the Company does not effect or become a party to any Acquisition Transaction, recapitalization, reclassification of shares, share consolidation or division, capital reduction or share buy back or similar transaction;

                  (k) the Company does not form any subsidiary or acquire any equity interest or other interest in any other Entity;

                  (l) the Company does not make any capital expenditure, except for capital expenditures that are made in the Ordinary Course of Business and that, when added to all other capital expenditures made on behalf of the Company during the Pre-Closing Period, do not exceed NZ$100,000 in the aggregate;

                  (m) the Company does not enter into or permit any of the assets owned or used by the Company to become bound by any Contract, except for any Excluded Contract;

                  (n) the Company does not pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers, or employees except in the Ordinary Course of Business;

                  (o) the Company does not change any of its methods of accounting or accounting practices in any respect;

                  (p)      the Company does not make any Tax election;

                  (q)      the Company does not commence any Proceeding; and

                  (r) the Company does not agree, commit or offer (in writing or otherwise), and does not attempt, to take any of the actions described in clauses "(a)" through "(q)" of this Section 4.2.

         4.3      Filings and Consents

                  The Vendor shall ensure that:

                  (a) each filing or notice required to be made or given (pursuant to any applicable Legal Requirement, Government Authorisation, Order or Contract, or otherwise) by the Company or the Vendor in connection with the execution and delivery of any of the Transactional Agreements or in connection with the consummation or performance of any of the Transactions (including each of the filings and notices identified in Part 2.19 of the Disclosure Schedule) is made or given as soon as possible after the date of this Agreement;

                  (b) each Consent required to be obtained (pursuant to any applicable Legal Requirement, Order or Contract, or otherwise) by the Company or the Vendor in connection with the execution and delivery of any of the Transactional Agreements or in connection with the consummation or performance of any of the Transactions (including each of the Consents identified in Part 2.19 of the Disclosure Schedule) is obtained as soon as possible after the date of this Agreement and remains in full force and effect through the Closing Date;

                  (c) the Company and the Vendor promptly delivers to the Purchaser a copy of each filing made, each notice given and each Consent obtained by them during the Pre-Closing Period; and

                  (d) during the Pre-Closing Period, the Vendor, the Company and their Representatives cooperate with the Purchaser and with the Purchaser's Representatives, and prepare and make available such documents and take such other actions as the Purchaser may request in good faith, in connection with any filing, notice or Consent that the Purchaser is required or elects to make, give or obtain.

         4.4      Notification

                  (a) During the Pre-Closing Period, the Vendor shall promptly notify the Purchaser in writing of:

                           (i) the discovery of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a Breach of any representation or warranty made by the Vendor in this Agreement;

                           (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a Breach of any representation or warranty made by the Vendor in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or
                                    (B) such event, condition, fact or
                                    circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

                           (iii) any Breach of any covenant or obligation of the Vendor; and

                           (iv) any event, condition, fact or circumstance that may make the timely satisfaction of any of the conditions set forth in Section 5 or
                                    Section 6 impossible or unlikely.

                  (b) No notification pursuant to Section 4.4(a) such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Vendor in this Agreement, or (ii) determining whether any of the conditions set forth in Section 5 has been satisfied.

         4.5      Payment of Indebtedness by Related Parties

                  The Vendor shall cause all indebtedness and other Liabilities of each Related Party to the Company (including any such indebtedness or other Liability identified in Part 2.27 of the Disclosure Schedule) to be discharged and paid in full prior to the Closing.

         4.6      No Negotiation

                  The Vendor shall ensure that, during the Pre-Closing Period, neither the Company nor any of the Company's Representatives directly or indirectly:

                  (a) solicits or encourages the initiation of any inquiry, proposal or offer from any Person (other than the Purchaser) relating to any Acquisition Transaction;

                  (b) participates in any discussions or negotiations with, or provides any non-public information to, any Person (other than the Purchaser) relating to any Acquisition Proposal; or

                  (c) considers the merits of any unsolicited inquiry, proposal or offer from any Person (other than the Purchaser) relating to any Acquisition Transaction.

         4.7      Best Efforts

                  During the Pre-Closing Period, the Vendor shall use its Best Efforts (where satisfaction of a condition is within the Vendor's control) to cause the conditions set forth in Sections 5 and 6.3 to be satisfied on a timely basis.

         4.8      Confidentiality

                  The Vendor shall ensure that, during the Pre-Closing Period, and, in so far as the obligations relate to the Vendor alone, at all times after Closing:

                  (a) the Vendor, the Company and their Representatives keep strictly confidential the existence and terms of this Agreement;

                  (b) neither the Vendor, the Company nor any of their Representatives issues or disseminates any press release or other publicity or otherwise makes any disclosure of any nature (to any of the Company's suppliers, customers, landlords, creditors or employees or to any other Person) regarding any of the Transactions, except to the extent that the Company or the Vendor is required by law to make any such disclosure regarding the Transactions; and

                  (c) if the Company or the Vendor is required by law to make any disclosure regarding the Transactions, the Vendor advises the Purchaser, at the earliest possible opportunity, and if possible before making such disclosure, of the nature and content of the intended disclosure and take into account the Purchaser's reasonable requirements relating to the preservation of confidentiality.

5.       CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO CLOSE

         The Purchaser's obligation to purchase the Sale Shares and to take the other actions required to be taken by the Purchaser at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Purchaser, in whole or in part, in accordance with Section 10.11):

         5.1      Satisfactory Completion of Pre-Acquisition Review

                  The Purchaser shall have satisfactorily completed its pre-acquisition investigation and review of the Company's business, condition, assets, Liabilities, operations, financial performance, net income, prospects and regulatory matters and shall be satisfied with the results of that investigation and review.

         5.2      Accuracy of Representations

                  Each of the representations and warranties made by the Vendor in this Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time.

         5.3      Performance of Obligations

                  (a) The Vendor shall have delivered to the Purchaser the certificates (if any) representing all (and not less than all) of the Sale Shares as required by Section 1.3(b)(i), and shall have executed and/or delivered each of the other documents required to be executed and/or delivered by it pursuant to Section 1.3(b) such that the Purchaser shall upon Closing become the registered holder of the entire issued share capital of the Company.

                  (b) Each other covenant and obligation that the Vendor is required to comply with or to perform at or prior to the Closing shall have been duly complied with and performed in all material respects.

         5.4      Consents

                  Each of the Consents identified in Part 2.4 of the Disclosure Schedule shall have been obtained and shall be in full force and effect. [Includes BCL, Lessors, Aim Quest and National Bank of New Zealand Limited].

         5.5      No Adverse Change

                  There shall have been no material adverse change in the Company's business, condition, assets, Liabilities, operations, financial performance, net income or prospects (or in any aspect or portion thereof) since the date of this Agreement.

         5.6      Additional Documents

                  Purchaser shall have received such materials or evidence as the Purchaser acting in good faith may reasonably require for the purpose of (i) evidencing the accuracy of any representation or warranty made by the Vendor, (ii) evidencing the Vendor's compliance with, or performance of, any covenant or obligation set forth in this Agreement, (iii) evidencing the satisfaction of any condition set forth in this Section 5, or (iv) otherwise facilitating the consummation or performance of any of the Transactions.

         5.7      No Proceedings

                  Since the date of this Agreement, there shall not have been commenced or threatened against the Purchaser, or against any Person affiliated with the Purchaser, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Transactions, or (b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

         5.8      No Claim Regarding Stock Ownership or Sale Proceeds

                  No Person shall have made or threatened any claim asserting that such Person (a) may be the holder or the beneficial owner of, or may have the right to acquire or to obtain beneficial ownership of, any capital stock or other securities of the Company, or (b) may be entitled to all or any portion of the Purchase Price.

         5.9      No Prohibition

                  Neither the consummation nor the performance of any of the Transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of, or cause the Purchaser or any Person affiliated with the Purchaser to suffer any adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been proposed by or before any Governmental Body.

         5.10     OIC Consent

                  The Purchaser shall have obtained the approval of the Overseas Investment Commission to the Transaction on terms and conditions satisfactory in all respects to the Purchaser.

6.       CONDITIONS PRECEDENT TO THE VENDOR'S OBLIGATIONS TO CLOSE

         The Vendor's obligation to sell the Sale Shares and to take the other actions required to be taken by it at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Vendor, in whole or in part, in accordance with Section 10.11):

         6.1      Accuracy of Representations

                  Each representation and warranty made by the Purchaser in this Agreement shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time.

         6.2      Purchaser's Performance

                  Each other covenant and obligation that the Purchaser is required to comply with or to perform pursuant to this Agreement at or prior to the Closing shall have been complied with and performed in all material respects.

         6.3      No Injunction

                  There shall not be in effect any injunction that shall have been entered by a court of competent jurisdiction since the date of this Agreement and that prohibits the sale of the Sale Shares by the Vendor to the Purchaser.

7.       TERMINATION

         7.1      Termination Events

                  This Agreement may be terminated prior to the Closing:

                  (a) by the Purchaser if (i) there is a material Breach of any covenant or obligation of the Vendor or (ii) the Purchaser reasonably determines that the timely satisfaction of any condition set forth in Section 5 has become impossible or impractical (other than as a result of any failure on the part of the Purchaser to comply with or perform its covenants and obligations under this Agreement);

                  (b) by the Vendor if (i) there is a material Breach of any covenant or obligation of the Purchaser, or (ii) the Vendor reasonably determines that the timely satisfaction of any condition set forth in Section 6 has become impossible or impractical (other than as a result of any failure on the part of the Vendor to comply with or perform any covenant or obligation set forth in this Agreement);

                  (c) by the Purchaser at or after the Scheduled Closing Time if any condition set forth in Section 5 has not been satisfied by the Scheduled Closing Time;

                  (d) by the Vendor at or after the Scheduled Closing Time if any condition set forth in Section 6 has not been satisfied by the Scheduled Closing Time;

                  (e) by the Purchaser if the Closing has not taken place on or before 30 October, 1999 (other than as a result of any failure on the part of the Purchaser to comply with or perform its covenants and obligations under this Agreement);

                  (f) by the Vendor if the Closing has not taken place on or before 30 October, 1999 (other than as a result of the failure on the part of the Vendor to comply with or perform any covenant or obligation set forth in this Agreement); or

                  (g) by the mutual consent of the Purchaser and the Vendor.

         7.2      Termination Procedures

                  If the Purchaser wishes to terminate this Agreement pursuant to Section 7.1(a), Section 7.1(c) or Section 7.1(e), the Purchaser shall deliver to the Vendor a written notice stating that the Purchaser is terminating this Agreement and setting forth a brief description of the basis on which the Purchaser is terminating this Agreement. If the Vendor wishes to terminate this Agreement pursuant to Section 7.1(b), Section 7.1(d) or Section 7.1(f), the Vendor shall deliver to the Purchaser a written notice stating that the Vendor is terminating this Agreement and setting forth a brief description of the basis on which the Vendor is terminating this Agreement.

         7.3      Effect of Termination

                  If this Agreement is terminated pursuant to Section 7.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that:

                  (a) no party shall be relieved of any obligation or other Liability arising from any Breach by such party of any provision of this Agreement; and

                  (b) the Vendor shall, in all events, remain bound by and continue to be subject to Section 4.8.

         7.4      Non-exclusivity of Termination Rights

                  The termination rights provided in Section 7.1 shall not be deemed to be exclusive. Accordingly, the exercise by any party of its right to terminate this Agreement pursuant to Section
                  7.1 shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such party may be entitled to exercise (whether under this Agreement, under any other Contract, under any statute, rule or other Legal Requirement, at common law, in equity or otherwise).

8.       FURTHER PROVISIONS REGARDING WARRANTIES

         8.1      Survival of Representation and Covenants

                  (a) The representations and warranties given by each party under the Transactional Agreements ("Warranties") and the covenants and obligations given by each party under the Transactional Agreements shall survive (without limitation):

                           (i) the Closing and the sale of the Shares to the Purchaser;

                           (ii) any sale or other disposition of any or all of the Shares by the Purchaser; and

                           (iii) any Acquisition Transaction effected by or otherwise involving the Purchaser, the Vendor or the Company.

                           All of the Warranties shall remain in full force and effect and shall survive for an unlimited period of time.

                  (b) Subject to clause 8.2, the Warranties and obligations of the Vendor, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or Knowledge of, any of the Indemnitees or any of their Representatives.

         8.2      Application of Vendor's Warranties

                  (a) Each of the Warranties of the Vendor is given subject to, and is qualified by matters fairly disclosed, in the Disclosure Schedule.

                  (b) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any notification pursuant to Section 4.4(a) shall be deemed to be a Warranty made by the Vendor under this Agreement.

         8.3      Right of termination

                  If before Closing:

                  (a) the Purchaser identifies a breach of or an inaccuracy in any of the Warranties given by the Vendor; or

                  (b) the Vendor discloses to the Purchaser in writing a breach of, or an inaccuracy in, any of the Warranties of the Vendor,

                  the Purchaser may immediately terminate this Agreement by giving written notice to the Vendor but shall have no other right or remedy available to it.

         8.4      Indemnity

                  (a) The Vendor indemnifies the Indemnitees from and against, and shall compensate and reimburse the Indemnitees for, all Damages which are directly or indirectly suffered or incurred by the Indemnitees and which arise directly or indirectly by reason of any of the Warranties in this Agreement being untrue, inaccurate or misleading in any respect or by reason of any other breach by the Vendor of the Transactional Agreements.

                  (b) The Vendor acknowledges and agrees that, if there is any Breach of any Warranty relating to the Company or the Company's business, condition, assets, Liabilities, operations, financial performance, net income or prospects (or any aspect or portion thereof), then the

                           Purchaser itself shall be deemed, by virtue of its ownership of shares of the Company, to have incurred Damages as a result of such Breach. Nothing contained in this Section 8.4(b) shall have the effect of (i) limiting the circumstances under which the Purchaser may otherwise be deemed to have incurred Damages for purposes of this Agreement, or (ii) limiting the other types of Damages that the Purchaser may be deemed to have incurred (whether in connection with any such Breach or otherwise).

         8.5      Notice of potential claim

                  As soon as reasonably possible after the Purchaser first has all material particulars of any act, matter or thing which is reasonably likely to give rise to a claim against the Vendor under this Section 8:

                  (a) it must notify the Vendor of that fact, together with all available details; and

                  (b) it must, as and when requested by the Vendor, provide to the Vendor any further information and details which the Vendor reasonably requests.

         8.6      Notice of claim

                  Any claim made by the Purchaser against the Vendor under this
                  Section 8 must be by notice in writing to the Vendor setting out the facts and circumstances relied upon as giving rise to the claim, the Warranty or other provision the subject of the claim and all relevant available details of the claim.

         8.7      Purchaser's Acknowledgments

                  The Purchaser acknowledges and agrees that:

                  (a) the Warranties given by the Vendor are the only representations, warranties or other assurances of any kind given by or on behalf of the Vendor and on which the Purchaser may rely in entering into this Agreement;

                  (b) no other statement, promise or forecast made by or on behalf of the Vendor may form the basis of, or be pleaded in connection with, any claim by the Purchaser under or in connection with this Agreement;

                  (c) any claim by the Purchaser in connection with the Warranties (`Warranty Claim') is subject to the provisions of this Section 8 and Section 9; and

                  (d)      other than as fairly disclosed in the Disclosure
                           Schedule in accordance
                           with Section 8.2(a), at the time of entering into this Agreement the Purchaser is not aware of any breach of any Warranty given by the Vendor save for:

                           (i) information received from the Vendor's solicitors (but subsequently withdrawn) that Hugh McKellar, Lynn Harden and certain other employees have an interest in certain Sale Shares to be sold by Vendor to the Purchaser under this Agreement;

                           (ii) the Company may be liable for interest and penalties in respect of goods and services tax which was not paid when due in the period prior to Closing and which was not provided for in the Company Financial Statements;

                           (iii) information received from the Vendor's solicitors that a former customer, Mr Paul Till, has filed a counterclaim in the New Zealand District Court against the Company, in the amount of $90,000, claiming loss of profit and punitive damages for breach of contract;

                           (iv) the Company may be liable for resident withholding tax and/or interest and penalties in respect of resident withholding tax not deducted and paid when due in the period prior to Closing and which was not provided for in the Company's Financial Statements;

                           (v) the Company may be liable for income tax and/or interest and/or penalties in respect of tax on income for the 1999 and/or 2000 income years which has not been paid in the period prior to Closing and which was not provided for in the Company's Financial Statements; and

                           (vi)    the Purchaser has been informed by
                                   PricewaterhouseCoopers that, in its view, the provision for doubtful debts in the Company's Financial Statements is inadequate,

                           and in respect of each of which the Purchaser shall be entitled to the rights under this Agreement which it otherwise would have been entitled to but for such awareness.

         8.8      Vendor's Liability

                  (a) The liability of the Vendor under or in respect of the Warranties is limited as follows:

                           (i) the Vendor is not liable in respect of any breach of the Warranties under this Section 8 if and to the extent that the matter giving rise to the breach is the subject of a Tax Claim;

                           (ii) except for a Tax Claim, there must be disregarded for all purposes any breach of Warranty in respect of which the amount of the Damages to which the Purchaser would otherwise be entitled is less than NZ$10,000;

                           (iii) except for a Tax Claim, the Purchaser is not entitled to recover any damages in respect of any breach or breaches of the Warranties unless the amount of damages in respect of such breach or breaches exceeds in aggregate the sum of NZ$100,000; and

                           (iv) the maximum aggregate liability of the Vendor in respect of all and any Warranty Claims must not exceed NZ$10,000,000.

                  (b) The Purchaser is not entitled to make any Warranty Claim (other than a Tax Claim to which the provisions of Section 9A shall apply):

                           (i) to the extent that provision or allowance for that matter or liability which would otherwise give rise to the Warranty Claim in question has been made in the Company Financial Statements or it is otherwise taken account of, or reflected in, the Company Financial Statements;

                           (ii) if the Warranty Claim would not have arisen but for a change in legislation made after the date of this Agreement; or

                           (iii) to the extent that the Warranty Claim arises as a result only of any change after Closing in the accounting bases on which the Company or any subsidiaries values its assets.

                  (c) There shall be deducted from the amount of Damages payable in respect of any Warranty Claim or any claim under the indemnity in Section 10.20 ("Indemnity Claim") the following amounts:

                           (i) where an asset is recorded in the Unaudited Interim Balance Sheet and is realised after Closing for an amount greater than that at which it was recorded, the amount of the difference between its book and realised value;

                           (ii) the value of any asset of the Company which relates to the period prior to the Unaudited Interim Accounts Date, is realised after Closing and is not recorded in the Unaudited Interim Balance Sheet; and

                           (iii)    to the extent not included in paragraph
                                    (ii), any amounts recovered from Telecom New
                                    Zealand Limited after Closing, being a
                                    refund of charges or fees either paid by the Company prior to Closing or payment for which provision has been made in the Unaudited Interim Balance Sheet,

                           provided that an amount falling within paragraph (i),
                           (ii) or (iii):

                           (iv) having been fully deducted once from an amount of Damages must be ignored for the purposes of all future Damages payable in respect of a Warranty Claim or Indemnity Claim; and

                           (v) shall be reduced by any costs, expenses and Taxes incurred or suffered in connection with its recovery or receipt.

         8.9      Time limitations on Warranty Claims

                  (a) The Vendor will cease to have any liability under or in respect of the Warranties:

                           (i) in the case of a Tax Claim, on the seventh anniversary of the Closing Date; and

                           (ii) in the case of all other Warranty Claims, on the second anniversary of the Closing Date,

                           except in respect of a Warranty Claim of which the Purchaser gives notice to the Vendor before the relevant date, in which event the liability of the Vendor in respect of any such Warranty Claim will absolutely terminate if proceedings in respect of it have not been commenced within six months of that date.

         8.10     Specific mitigation obligations

                  (a) Without prejudice to the Purchaser's obligation at law to mitigate loss, the Purchaser shall consult with the Vendor in respect of any action which may or may not be taken by the Purchaser or the Company in respect of any matter in respect of which the Vendor may be liable under the Warranties, for the purpose of determining in good faith any such action and shall keep the Vendor regularly informed as to material developments in respect to the progress of any such action.

                  (b) If the Vendor makes any payment in respect of a Warranty Claim to the Purchaser (`Damages Payment') and within 12 months of the making of the relevant payment the Company or the Purchaser receives any benefit referable to the circumstance giving rise to the Warranty Claim in respect of which the Damages Payment was made (including insurance moneys), the Purchaser must, once it or the Company has received such benefit, immediately repay to the Vendor an amount equal to the lesser of the amount of such benefit and the Damages Payment.

                  (c) The Purchaser must refrain from doing, and shall procure that the Company and any subsidiary refrains from doing, any act or thing (other than in the Ordinary Course of Business of the Company) which, to the Purchaser's Knowledge or the Company's Knowledge (acquired after Closing) will give rise to a Warranty Claim which would not otherwise arise.

         8.11     No Contribution

                  The Vendor waives, and acknowledges and agrees that it shall not have and shall not exercise or assert or attempt to exercise or assert, any right of contribution or right of indemnity or any other right or remedy against the Company or any of its employees, officers or agents in connection with any indemnification obligation or any other Liability to which the Vendor may become subject under any of the Transactional Agreements or otherwise in connection with any of the Transactions.

         8.12     Interest

                  Any party that is required to indemnify any other Person pursuant to this Section 8 with respect to any Damages shall also be required to pay such other Person interest on the amount of such Damages (for the period commencing as of the date on which such other Person first incurred or otherwise became subject to such Damages and ending on the date on which the applicable indemnification payment is made by such party) at a floating rate three percentage points above the rate of interest publicly announced by Bank of America, N.T. & S.A. from time to time as its prime, base or reference rate.

9A.      TAXATION

         9A.1 Subject to Section 9A.2, the Vendor indemnifies the Indemnitees against and shall reimburse the Indemnities for all Damages which are directly or indirectly suffered or incurred by the Indemnities and which arise directly or indirectly by reason of any of the Warranties in Section 2.21 of this Agreement being untrue, inaccurate or misleading in any respect.

         9A.2     Section 9A.1 does not apply to a Tax Claim:

                  (a) to the extent that the Tax Claim is offset by a Tax benefit not included in the Company Financial Statements and referable to the period up to Closing and available at no cost to the Purchaser as a Tax benefit asset;

                  (b) which relates to Tax for which provision was made in the Company Financial Statements;

                  (c) which would not have arisen but for a voluntary act or omission of the Purchaser, the Company or any subsidiary after Closing and which the Purchaser, the Company or the subsidiary was, or should reasonably have been, aware would give rise to such liability, other than the disclosure to the Taxation authorities of a matter or thing which occurred before Closing;

                  (d) to the extent that it arises or is increased as a result of a retrospective change in the law of Taxation announced after the date of this Agreement;

                  (e) to the extent that the liability would not have arisen or would have been reduced or eliminated but for a failure or omission on the part of the Company after Closing to make any claim surrender or disclaimer or to give any notice or consent;

                  (f) to the extent that the Purchaser has made recovery in respect of the liability under any other provisions of this Agreement; or

                  (g) to the extent that the liability arises from any change in accounting or Tax policy or practice adopted by the Company on or after Closing, other than any such change required to ensure compliance by the Company with GAAP or any Tax legislation.

         9A.3 If for any reason an amount received by the Purchaser under clause 9A.1 is or will be treated as assessable income of the Purchaser under any law relating to Tax, the Vendor must pay to the Purchaser an additional amount so that, after allowing for all Tax paid or payable in respect of the initial receipt and the additional amount, the balance remaining is equal to the Tax Claim.

9.       RESTRICTION OF THE VENDOR

         9.1 The Vendor undertakes with the Purchaser (for itself and as trustee for the Company) that, except with the prior consent in writing of the Purchaser:

                  (a) for the period of two years after Closing it will not within any country or place in which the Company has carried on a Core Business during the year preceding the date of this Agreement (including for this purpose New Zealand and Australia) either on its own account or in conjunction with or on behalf of any Person carry on or be engaged, concerned or interested, directly or indirectly, whether as shareholder, director, employee, partner, agent or otherwise in carrying on any business substantially the same as the Core Business (other than as a holder of not more than 5 per cent (5%) of the issued shares or debentures of any company listed on a recognised stock exchange or as expressly excluded under Section 9.4);

                  (b) for the period of two years after Completion it will not either on its own account or in conjunction with or on behalf of any other Person, solicit or entice away or attempt to solicit or entice away from the Company the custom of any Person who shall at any time within the year preceding the date hereof have been a customer, identified prospective customer, representative, agent, or correspondent of the Company or in the habit of dealing with the Company or enter into any contract for sale and purchase or accept business from any such Person in a business area in which the Company competes;

                  (c) for the period of two years after Completion it will not either on its own account or in conjunction with or on behalf of any other Person employ, solicit, entice away or attempt to employ, solicit or entice away from the Company any Person who at the date hereof is or at the date of or within the year preceding such employment, solicitation, enticement or attempt shall have been an officer, manager, consultant or employee of the Company whether or not such Person would commit a breach of contract by reason of leaving such employment;

                  (d) if, in connection with the business or affairs the Company, it shall have obtained trade secrets or other confidential information belonging to any third party under an agreement purporting to bind the Company which contained restrictions on disclosure it will not without the previous written consent of the board of directors of the Purchaser at any time infringe or take any action which would or might result in an infringement of such restrictions;

                  (e) it will not at any time hereafter in relation to any trade, business or company use a name or trade mark including the word "ICONZ" or "Internet Company of New Zealand" or any word or symbol confusingly similar thereto in such a way as to be capable of or likely to be confused with the name or any trade mark the Company and shall use its best endeavours to procure that no such name or trade mark shall be used by any person, firm or company with which he is connected.

         9.2      (a)      The Vendor shall for the period of twelve months
                           after Closing exercise his Best Efforts to procure that each of his Related Parties and the companies referred to in Section 9.4 will observe the restrictions contained in the foregoing provisions of this Section and that their respective employees, officers or agents will observe the restrictions contained in this Section.

                  (b) If notwithstanding the exercise of his Best Efforts the Vendor is unable to procure the observance by any of the parties referred to in Section 9(a) of the restriction contained in this Section, the Vendor shall use his Best Efforts to procure that such parties avoid competition with the Core Business by encouraging them to enter into mutually beneficial commercial relationships or partnerships with the Company.

         9.3 While the restrictions contained in this Section are considered by the parties to be reasonable in all the circumstances, it is recognised that restrictions of the nature in question may fail for technical reasons and accordingly it is hereby agreed and declared that if any of such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of the Purchaser but would be valid if part of the wording thereof were deleted or the periods thereof reduced or the range of activities or area dealt with thereby reduced in scope the said restriction shall apply with such modifications as may be necessary to make it valid and effective.

         9.4 Nothing in this Section 9 (but subject to Section 9.2) shall restrict, affect or limit the holding, whether directly or indirectly, by:

                  (a) the Vendor or any Related Party of the Vendor of an interest in NZCity Limited (trading as NZCity and/or Web Ads);

                  (b) the Vendor of an interest in Capital Networks (Holdings) Limited or any successor company of that company;

                  (c)      the Vendor of an interest in Melco NZ Limited,

                  nor shall anything in this Section 9 restrict the Vendor or any Related Party of the Vendor from carrying on the business of, or being engaged in providing services, to any of those companies.

         9.5 The Vendor agrees in relation to himself and shall exercise his Best Efforts to procure that in relation to any Related Party that if within one year after Closing the Vendor or any Related Party proposes to sell to a third party, or proposes to accept an offer from a third party to acquire, the shares held directly or indirectly by it in:

                  (a)      NZCity Limited; or

                  (b) Capital Networks (Holdings) Limited or any successor company of that company

                  ("Third Party Offer"), then (subject to first complying with any pre-emptive rights provisions in relation to those companies) the Vendor or the Related Party (as the case may
                  be) will first give notice to the Purchaser offering those shares for sale to the Purchaser on the same terms and conditions (including as to price) as the Third Party Offer ("Notice"). The Purchaser shall have 10 Business Days from the date of the Notice to accept the offer contained in the Notice. If the Purchaser declines to accept the offer, the Vendor or the Related Party (as the case may be) may sell the shares the subject of the offer to any other party on the terms and conditions of the Third Party Offer. If the Purchaser does not accept the offer within the stated period, it shall be deemed to have declined to accept the offer. If the Purchaser accepts the offer, then completion of the sale and purchase of the relevant shares shall take place on the day which is 30 Business Days from the date of acceptance if consent of the New Zealand Overseas Investment Commission is required for the transaction and otherwise 10 Business Days from such date, or such earlier date as the parties agree ("End Date"). If the Purchaser, through no fault of the Vendor or the Related Party (as the case may be), is unable to complete the sale and purchase of the relevant shares on the End Date, then the Vendor's obligations to the Purchaser in respect of those shares are at an end and the Vendor or the Related Party (as the case may be) may sell those shares to any other party on the terms and conditions of the Third Party Offer. The Vendor further agrees that if a Related Party of the Vendor proposes to exercise its pre-emptive rights to acquire the Vendor's shares in NZCity Limited, the Vendor will procure the agreement of that Related Party to be bound by the provisions of this Clause 9.5 in relation to those shares as if the Related Party were the Vendor.

10A.     PROVISIONS RELATING TO CAPITAL NETWORKS (HOLDINGS) LIMITED ("CNHL")

         10A.1 Prior to Closing the Vendor will cause the Company to transfer its shares in CNHL to the Vendor or its nominee in consideration of the payment of a price equal to the value at which those shares are recorded in the Company Financial Statements.

         10A.2 The Vendor will indemnify the Purchaser for any Tax arising from the transfer, referred to in Section 10A.1, either directly or indirectly, including income tax or withholding tax arising through the transaction as giving rise to a Tax liability.

         10A.3 The Vendor shall indemnify each of the Purchaser and the Company from and against, and shall compensate and reimburse the Purchaser and the Company for, all Damages which are directly or indirectly suffered or incurred by the Purchaser or the Company in respect of any transfer of CNHL shares as provided for in Section 10A.1.

10.      MISCELLANEOUS PROVISIONS

         10.1     Further Assurances

                  Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other lawful actions within its power, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the Transactions.

         10.2     Fees and Expenses

                  Each party shall bear its own expenses of and incidental to the negotiation leading to the entering into of this Agreement all the Transaction Agreement, and the preparation, execution and performance of such agreement.

         10.3     Attorneys' Fees

                  If any legal action or other legal proceeding relating to any of the Transactional Agreements or the enforcement of any provision of any of the Transactional Agreements is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

         10.4     Notices

                  Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile number set forth beneath the name of such party below (or to such other address or facsimile number as such party shall have specified in a written notice given to the other parties hereto):

                  If to the Vendor  :  80 Woburn Road
                                       Lower Hutt
                                       New Zealand

                                       Attention  :   Ronald James Woodrow
                                       Facsimile  :   (644) 570-0676

                  with a copy to    :  PO Box 10-236
                                       Level 14
                                       Equinox House
                                       111 the Terrace
                                       Wellington
                                       New Zealand

                                       Attention  :   Julie Crengle and Peter
                                                      Ratner
                                       Facsimile  :   (644) 473-6675

                  If to the Purchaser: Asia Online - New Zealand Limited
                                       23rd Floor, Citicorp Centre
                                       18 Whitfield Road
                                       Causeway Bay
                                       Hong Kong

                                       Attention  :   Mr. Ed. Roberto
                                       Facsimile  :   (852) 2882 4468

                  with a copy to    :  Baker & McKenzie
                                       50 Bridge Street
                                       Sydney NSW 2000

                                       Attention  :   Steven Glanz
                                       Facsimile  :   (612) 9223 7711

         10.5     Time of the Essence

                  Time is of the essence of this Agreement.

         10.6     Headings

                  The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         10.7     Counterparts

                  This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

         10.8     Governing Law; Venue

                  (a) This Agreement and all definitive Agreements contained herein shall be construed in accordance with, and governed in all respects by, the laws of New York, USA, and shall be based on U.S. style transaction documents unless otherwise dictated by local procedural laws (without giving effect to principles of conflicts of laws).

                  (b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the County of New York, New York, USA. Each party to this Agreement:

                           (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of New York, New York, USA (and each appellate court located in the State of New York, USA) in connection with any such legal proceeding;

                           (ii) agrees that each state and federal court located in the County of New York, New York, USA shall be deemed to be a convenient forum; and

                           (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the County of New York, New York, USA, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

                  (c) The Vendor agrees that, if any Proceeding is commenced against any Indemnitee by any Person in or before any court or other tribunal anywhere in the world, then such Indemnitee may proceed against the Vendor in such court or other tribunal with respect to any indemnification claim or other claim arising directly or indirectly from or relating directly or indirectly to such Proceeding or any of the matters alleged therein or any of the circumstances giving rise thereto.

                  (d) Nothing contained in Section 10.8(b) or 10.8 (c) shall be deemed to limit or otherwise affect the right of any Indemnitee to commence any legal proceeding or otherwise proceed against the Vendor in any other forum or jurisdiction.

                  (e) The Vendor irrevocably waives the right to a jury trial in connection with any legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement.

         10.9     Successors and Assigns

                  This Agreement shall be binding upon: the Vendor and the Purchaser and their respective successors and assigns (if any). This Agreement shall inure to the benefit of the Purchaser and its successors and assigns (if any). The Purchaser may freely assign any or all of its rights under this Agreement (including its indemnification rights under Sections 8 and 9), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person.

         10.10    Remedies Cumulative; Specific Performance

                  The rights and remedies of the parties hereto shall be cumulative (and not alternative). The Vendor agrees that:

                  (a) in the event of any Breach or threatened Breach by the Vendor of any covenant, obligation or other provision set forth in this Agreement, the Purchaser shall be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such Breach or threatened Breach; and

                  (b) the Purchaser shall not be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Proceeding.

         10.11    Waiver

                  (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

                  (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         10.12    Amendments

                  This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Purchaser and the Vendor.

         10.13    Severability

                  In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

         10.14    Parties in Interest

                  None of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

         10.15    Entire Agreement

                  The Transactional Agreements set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

         10.16    Construction

                  (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

                  (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                  (c) As used in this Agreement, the words "include" and "including", and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation".

                  (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

         10.17    Guarantee

                  The Purchaser shall immediately following Closing use its Best Efforts and procure the Company to use its Best Efforts to procure the release of the guarantees given by the Vendor:

                  (a) to SunRentals, a division of Sun Microsystems (NZ) Limited; and

                  (b) to The National Bank of New Zealand Limited in relation to the Company's banking facilities,

                  and until such release is obtained the Purchaser shall indemnify the Vendor from and against, and shall compensate and reimburse the Vendor for, all Damages which are directly or indirectly suffered or incurred by the Vendor in respect of such guarantees.

         10.18    Legends

                  To the extent applicable, each certificate or other document evidencing any of the Asia Online stock shall be endorsed with the legends set forth below:

                  (a)      The following legend under the Securities Act:

                                    "THE SECURITIES REPRESENTED HEREBY HAVE NOT
                                    BEEN REGISTERED UNDER THE SECURITIES ACT OF
                                    1933, AS AMENDED, AND MAY NOT BE SOLD,
                                    TRANSFERRED, ASSIGNED, PLEDGED, OR
                                    HYPOTHECATED UNLESS AND UNTIL REGISTERED
                                    UNDER SUCH ACT, OR UNLESS THE COMPANY HAS
                                    RECEIVED AN OPINION OF COUNSEL OR OTHER
                                    EVIDENCE SATISFACTORY TO THE COMPANY AND ITS
                                    COUNSEL, THAT SUCH REGISTRATION IS NOT
                                    REQUIRED."

                  (b) As to Regulation S Securities, the following legend under the Securities Act:

                                    "THE SECURITIES REPRESENTED HEREBY HAVE BEEN
                                    ACQUIRED PURSUANT TO REGULATION S OF THE
                                    SECURITIES ACT OF 1933, AS AMENDED (THE
                                    `ACT'), AND MAY NOT BE SOLD, MORTGAGED,
                                    PLEDGED, HYPOTHECATED OR OTHERWISE
                                    TRANSFERRED EXCEPT IN ACCORDANCE THEREWITH.
                                    IN ADDITION, NO HEDGING TRANSACTION MAY BE
                                    CONDUCTED WITH RESPECT TO THESE SECURITIES
                                    UNLESS SUCH TRANSACTIONS ARE IN COMPLIANCE
                                    WITH THE ACT."

         10.19    Lock Up

                  The Vendor hereby undertakes that the Vendor shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, or otherwise reduce its risk of ownership or investment in, any common stock (or other securities) of Asia Online held by the Vendor (other than those included in the registration) for a period (if any) specified by the representative of the underwriters of common stock (or other securities) of Asia Online with respect to each such transaction not to exceed one hundred eighty (180) days following the effective date of a registration statement of Asia Online filed under the Securities Act. Asia Online may impose stop-transfer instructions with respect to the shares of common stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period. The Vendor agrees to execute and deliver such other agreements as may be reasonably requested by Asia Online or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by Asia Online or the representative of the underwriters of common stock (or other securities) of Asia Online, the Vendor shall provide, within ten (10) days of such request, such information as may be required by Asia Online or such representative in connection with the completion of any public offering of Asia Online's securities pursuant to a registration statement filed under the Securities Act.

          10.20   Indemnity

                  The Company has entered into an agreement (the "Dissolution Agreement") with Akiko International Limited providing for the dissolution of the partnership known as "WebNZ". The Vendor shall indemnify each of the Purchaser and the Company from and against, and shall compensate and reimburse the Company for all Damages which are directly or indirectly suffered or incurred by the Purchaser or the Company as a result of the Liabilities assumed, suffered or incurred by the Company under the Dissolution Agreement exceeding NZ$300,000.

The parties hereto have caused this Agreement to be executed and delivered as of the date stated at the commencement hereof.

PURCHASER         :        ASIA ONLINE - NEW ZEALAND LIMITED




                           By       :       /s/ KEVIN H. RANDOLPH
                                            ---------------------
                                            Name
                                            President and CEO
                                            ---------------------
                                            Title



VENDOR
                                            /s/ RONALD WOODROW
                                            ---------------------
                                            Ronald Woodrow

                                    EXHIBIT A

                               CERTAIN DEFINITIONS


For purposes of the Agreement (including this Exhibit A):

ACQUISITION TRANSACTION             "Acquisition Transaction" shall mean any
                                    transaction involving:

                                    (a)      the sale or other disposition of
                                             all or any portion of the Company's
                                             business or assets (other than in
                                             the Ordinary Course of Business);

                                    (b)      the issuance, sale or other
                                             disposition of (i) any capital
                                             stock of the Company, (ii) any
                                             option, call, warrant or right
                                             (whether or not immediately
                                             exercisable) to acquire any capital
                                             stock of the Company, or (iii) any
                                             security, instrument or obligation
                                             that is or may become convertible
                                             into or exchangeable for any
                                             capital stock of the Company; or

                                    (c)      any merger, consolidation, business
                                             combination, share exchange,
                                             reorganization or similar
                                             transaction involving the Company.

AGREEMENT                           "Agreement" shall mean the Share Sale and
                                    Purchase Agreement to which this Exhibit A is attached (including the Disclosure
                                    Schedule), as it may be amended from time to time.

BEST EFFORTS                        "Best Efforts" shall mean the efforts that a
                                    prudent Person desiring to achieve a
                                    particular result would use in order to
                                    ensure that such result is achieved as
                                    expeditiously as possible.

BREACH There shall be deemed to be a "Breach" of a representation, warranty, covenant, obligation or other provision if there is or has been (a) any inaccuracy in or breach of, or any failure to comply with or perform, such representation, warranty, covenant, obligation or other provision, or (b) any claim (by any Person) or other circumstance that is inconsistent with such representation, warranty, covenant, obligation or other provision; and the term "Breach" shall be deemed to refer to any such inaccuracy, breach, failure, claim or circumstance.

BUSINESS DAY                        "Business day" means a day (excluding
                                    Saturday) when banks are open for business in both Hong Kong and New Zealand.

CLAIM AMOUNT                        "Claim Amount" means the amount the Company
                                    or any subsidiary is or may be required to pay in Tax as a result of a Tax Claim.

CLOSING "Closing" shall have the meaning specified in Section 1.3(a) of the Agreement.

CLOSING DATE                        "Closing Date" shall have the meaning
                                    specified in Section 1.3(a) of the
                                    Agreement.

COMPANY "Company" shall mean the Internet Company of New Zealand Limited

COMPANY CONTRACT                    "Company Contract" shall mean any Contract:

                                    (a)      to which the Company is a party;

                                    (b)      by which the Company or any of its
                                             assets is or may become bound or
                                             under which the Company has, or may
                                             become subject to, any obligation;
                                             or

                                    (c)      under which the Company has or may
                                             acquire any right or interest.

COMPANY FINANCIAL STATEMENTS        "Company Financial Statements" shall have
                                    the meaning specified in Section 2.8(a) of the Agreement.

COMPANY PLAN                        "Company Plan" shall mean any Current
                                    Benefit Plan or Past Benefit Plan.

COMPANY RETURNS                     "Company Returns" shall have the meaning
                                    specified in Section 2.21(b) of the
                                    Agreement.

CONSENT "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

CONTRACT "Contract" shall mean any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

CURRENT BENEFIT PLAN                "Current Benefit Plan" shall mean any
                                    employee benefit plan that is currently in effect.

CORE BUSINESS                       "Core Business" means the services performed
                                    by the Company that (a) facilitate internet access provision by means of dedicated or dial-up telecommunications lines; (b) provide facilities to host internet sites on dedicated hardware operated by the Company;
                                    or (c) provide such internet services as electronic mail management and news group services.

DAMAGES "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

DISCLOSURE SCHEDULE                 "Disclosure Schedule" shall mean the
                                    Disclosure Schedule and attached documents delivered to the Purchaser on behalf of the Vendor, which are attached to the Agreement in Exhibit I and which are incorporated in the Agreement by reference.

ENCUMBRANCE                         "Encumbrance" shall mean any lien, pledge,
                                    hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, pre-emptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection or retention of title, condition or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

ENTITY "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

EXCLUDED CONTRACT                   "Excluded Contract" shall mean any Company
                                    Contract that:

                                    (a)      the Company has entered into in the
                                             Ordinary Course of Business;

                                    (b)      is identical in all material
                                             respects to one of the Standard
                                             Form Agreements;

                                    (c)      has a term of less than 90 days or
                                             may be terminated by the Company
                                             (without penalty) within 90 days
                                             after the delivery of a termination
                                             notice by the Company; and

                                    (d)      does not contemplate or involve the
                                             payment of cash or other
                                             consideration in an amount or
                                             having a value in excess of
                                             NZ$10,000.

GAAP "GAAP" shall mean the accounting standards applicable as required by the Financial Reporting Act 1993 and the Financial Reporting Standards of the Institute of Chartered Accountants in New Zealand for the preparation and content of financial statements, directors' reports and auditor's reports; and generally accepted and consistently applied accounting principles and practices in New Zealand (except those inconsistent with any of the foregoing);

GOVERNMENTAL AUTHORIZATION          "Governmental Authorization" shall mean any:

                                    (a)      permit, license, certificate,
                                             franchise, concession, approval,
                                             consent, ratification, permission,
                                             clearance, confirmation,
                                             endorsement, waiver, certification,
                                             designation, rating, registration,
                                             qualification or authorization that
                                             is, has been or may in the future
                                             be issued, granted, given or
                                             otherwise made available by or
                                             under the authority of any
                                             Governmental Body or pursuant to
                                             any Legal Requirement; or

                                    (b)      right under any Contract with any
                                             Governmental Body.

GOVERNMENTAL BODY                   "Governmental Body" shall mean any:

                                    (a)      commonwealth, state, province,
                                             nation, principality, territory,
                                             county, municipality, district or
                                             other jurisdiction of any nature;

                                    (b)      federal, state, local, municipal,
                                             foreign or other government;

                                    (c)      governmental or quasi-governmental
                                             authority of any nature (including
                                             any governmental division,
                                             subdivision, department, agency,
                                             bureau, branch, office, commission,
                                             council, board, instrumentality,
                                             officer, official, representative,
                                             organization, unit, body or Entity
                                             and any court or other tribunal);

                                    (d)      multi-national organization or
                                             body; or

                                    (e)      individual, Entity or body
                                             exercising, or entitled to
                                             exercise, any executive,
                                             legislative, judicial,
                                             administrative, regulatory, police,
                                             military or taxing authority or
                                             power of any nature.

INCEPTION                           "Inception" has the meaning set out in
                                    Section 2.8(b).

INTELLECTUAL PROPERTY               "Intellectual Property" has the meaning set
                                    out in Section 2.5(d).

INDEMNITEES                         "Indemnitees" means the Purchaser, its
                                    shareholders and subsidiaries and after
                                    Closing, the Company, and their respective directors, officers and agents.

KNOWLEDGE                           An individual shall be deemed to have
                                    "Knowledge" of a particular fact or other matter if:

                                    (a)      such individual is actually aware
                                             of such fact or other matter; or

                                    (b)      a prudent individual could be
                                             expected to discover or otherwise
                                             become aware of such fact or other
                                             matter in the course of conducting
                                             a diligent and comprehensive
                                             investigation concerning the truth
                                             or existence of such fact or other
                                             matter.

                                    The Vendor, Purchaser or the Company shall be deemed to have "Knowledge" of a particular fact or other matter if any officer, employee or other Representative of that

                                    Person has knowledge of such fact or other matter after making due and careful enquiry.

LEGAL REQUIREMENT                   "Legal Requirement" shall mean any federal,
                                    state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation that is, has been or may in the future be issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental
                                    Body.

LIABILITY                           "Liability" shall mean any debt, obligation,
                                    duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

MATERIAL ADVERSE EFFECT             For the purposes of the Agreement, "Material
                                    Adverse Effect" as it applies to the Company or Purchaser means an adverse effect on the business, operations, condition (financial or otherwise), assets or prospects of the Company or Purchaser, taken as a whole, which is material. For the purposes of this Agreement, documents, objects, effects, conditions, events or occurrences shall be deemed "material" if they involve amounts, or result in Purchaser Damages (as hereinafter defined), in excess of NZ$10,000
                                    (or equivalent in any other currency)
                                    individually or NZ$100,000 when aggregated with other Purchaser Damages incurred due to a breach of a representation or warranty by the Vendor or if it in any way materially and adversely affect the value of, or the Company's rights, title or interest in, any of its assets. For purposes of this Agreement, "Purchaser Damages" means any material loss, expense, liability, or other damages, including the reasonable costs of investigation, interest, penalties and attorney's and accountant's fees.

ORDER                               "Order" shall mean any:

                                    (a)      order, judgment, injunction, edict,
                                             decree, ruling, pronouncement,
                                             determination, decision, opinion,
                                             verdict, sentence, subpoena, writ
                                             or award that is, has been or may
                                             in the future be issued, made,
                                             entered, rendered or otherwise put
                                             into effect by or under the
                                             authority of any court,
                                             administrative agency or other
                                             Governmental Body or any arbitrator
                                             or arbitration panel; or

                                    (b)      Contract with any Governmental Body
                                             that is, has been or may in the
                                             future be entered into in
                                             connection with any Proceeding.

ORDINARY COURSE OF BUSINESS         An action taken by or on behalf of the
                                    Company shall not be deemed to have been taken in the "Ordinary Course of Business" unless:

                                    (a)      such action is recurring in nature,
                                             is consistent with the Company's
                                             past practices and is taken in the
                                             ordinary course of the Company's
                                             normal day-to-day operations;

                                    (b)      such action is taken in accordance
                                             with sound and prudent business
                                             practices; and

                                    (c)      such action is not required to be
                                             authorized by the Company's
                                             shareholders, the Company's board
                                             of directors or any committee of
                                             the Company's board of directors
                                             and does not require any other
                                             separate or special authorization
                                             of any nature.

PERSON "Person" shall mean any individual, Entity or Governmental Body.

PRE-CLOSING PERIOD                  "Pre-Closing Period" shall mean the period
                                    commencing as of the date of the Agreement and ending on the Closing Date.

PROCEEDING                          "Proceeding" shall mean any action, suit,
                                    litigation, arbitration, proceeding
                                    (including any civil, criminal,
                                    administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation that is, has been or may in the future be commenced, brought, conducted or heard by or before, or that otherwise has involved or may involve, any Governmental Body or any arbitrator or arbitration panel.

PROPRIETARY ASSET                   "Proprietary Asset" shall mean any patent,
                                    patent application, trademark (whether
                                    registered or unregistered and whether or not relating to a published work), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, trade secret, know-how, franchise, system, domain name or internet address, computer software, invention, design, blueprint, proprietary product, technology, proprietary right or other intellectual property right or intangible asset.

PURCHASE PRICE                      "Purchase Price" shall have the meaning
                                    specified in Section 1.2 of the Agreement.

REGULATION S                        "Regulation S" means Regulation S
                                    promulgated by the SEC under the Securities
                                    Act;

RELATED PARTY                       Each of the following shall be deemed to be
                                    a "Related Party":

                                    (a)      the Vendor;

                                    (b)      each member of the family of the
                                             Vendor; and

                                    (c)      any Entity in which any one of the
                                             parties referred to in clauses
                                             "(a)" and "(b)" above holds (or in
                                             which more than one of such parties
                                             collectively hold), beneficially or
                                             otherwise, a material voting,
                                             proprietary or equity interest.

RELEVANT SCHEME                     "Relevant Scheme" shall mean: all
                                    superannuation schemes, retirement benefit schemes or other pension schemes or arrangements; and all employment benefit plans, programs or arrangements including medical, dental or life insurance to which the Company or any of its subsidiaries is a party or which the Company or any of its subsidiaries makes available or obtains for its officers or employees or former officers or employees;

REPRESENTATIVES                     "Representatives" shall mean officers,
                                    directors, employees, agents, attorneys, accountants, advisors and representatives.

SALE SHARES                         "Sale Shares" shall have the meaning as
                                    specified in the Recitals to the Agreement.

SCHEDULED CLOSING TIME              "Scheduled Closing Time" shall have the
                                    meaning specified in Section 1.3(a) of the Agreement.

SEC                                 "SEC" means the United States Securities and
                                    Exchange Commission;

SECURITIES ACT                      "Securities Act" means the United States
                                    Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

"SUBSIDIARY"                        "Subsidiary" has the meaning given to that
                                    term in the Companies Act 1993 (New
                                    Zealand).

TAX "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, fringe benefit tax, estimated tax, gross receipts tax, accident compensation levies, gift duty, resident withholding tax, non-resident withholding tax, non-resident contractors withholding tax, value-added or goods and services tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, land or property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost,
                                    imposition, toll, duty (including any
                                    customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax-sharing agreement or similar Contract.

TAX CLAIM                           "Tax Claim" means a Warranty Claim made
                                    under Section 9A.1.

TAX RETURN                          "Tax Return" shall mean any return
                                    (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

TRANSACTIONAL AGREEMENTS            "Transactional Agreements" shall mean:

                                    (a)      the Agreement; and

                                    (b)      the Employment Agreements referred
                                             to in Section 1.3(b)(v) of the
                                             Agreement.

TRANSACTIONS                        "Transactions" shall mean (a) the execution
                                    and delivery of the respective Transactional
                                    Agreements, and (b) all of the transactions contemplated by the respective Transactional
                                    Agreements, including:

                                    (i)      the sale of the Sale Shares by the
                                             Vendor to the Purchaser in
                                             accordance with the Agreement; and

                                    (ii)     the performance by the Vendor and
                                             the Purchaser of their respective
                                             obligations under the Transactional
                                             Agreements and the exercise by the
                                             Vendor and the Purchaser of their
                                             respective rights under the
                                             Transactional Agreements.

UNAUDITED ACCOUNTS DATE             "Unaudited Accounts Date" has the meaning
                                    set out in Section 2.8(a)(i).

UNAUDITED INTERIM ACCOUNTS DATE     "Unaudited Interim Accounts Date" has the
                                    meaning set out in Section 2.8(a)(ii).

UNITED STATES                       "United States" means the United States of
                                    America, its territories and possessions, any state of the United States and the District of Columbia; and

US PERSON                            "US Person" has the meaning given to that
                                    expression in Rule 902 of Regulation S.

                                    EXHIBIT C

                              LIST OF SHAREHOLDERS


SHAREHOLDER                             PROPORTIONS (%)           SHARES           CLASS

Ronald Woodrow                          100%                      1,000,000        Ordinary Shares


                                      C-1